PRE14A

                   CONSUMERS FINANCIAL CORPORATION

                       1200 CAMP HILL BY-PASS
                      P. O. BOX 26 (17001-0026)
                 CAMP HILL, PENNSYLVANIA 17011-3744

              NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON MARCH ___, 1998

Dear Shareholders:

     A Special Meeting of Shareholders of Consumers Financial
Corporation, a Pennsylvania corporation (the Company ) will be held on March ___, 1998 at 10:00 a.m., at Corporate Headquarters, 1200
Camp Hill By-Pass, Camp Hill, Pennsylvania for the following purposes:

     1. To consider and vote upon the approval of the sale of the inforce credit insurance business and the related transfer of certain assets of the Company to Life of the South Corporation, a Georgia corporation (the
           Sale of Assets ), as described in the Asset Purchase Agreement (the Asset Purchase Agreement ), by and among the Company, Consumers Life Insurance Company, a wholly-owned subsidiary of the Company, Investors Fidelity Life Assurance Corp., a wholly-owned subsidiary of Consumers Life Insurance Company, and Life of the South Corporation dated December 30, 1997, a copy of which is attached as Appendix 1 to this Proxy Statement.

     2. To consider and vote upon the approval and adoption of the Consumers Financial Corporation Plan of Liquidation and Dissolution, a copy of which is attached as Appendix 2 to this Proxy Statement (the
           Plan of Liquidation ), pursuant to which the Company will be voluntarily liquidated and dissolved in accordance with Subchapter F of Chapter 19 of the Pennsylvania Business Corporation Law of 1988, as amended ( PBCL ) and Section 331 of the Internal Revenue Code of 1986, as amended; provided, however, that the Board of Directors may determine to proceed under Subchapter H of Chapter 19 of the PBCL prior to the filing of the Articles of Dissolution with the Pennsylvania Department of State, notwithstanding the adoption by the shareholders of this resolution.

     3. To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

     The Board of Directors of the Company has fixed the close of business on Friday, January 30, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.



     Your proxy is important to ensure a quorum at the meeting, even if you hold only a few shares of the Company s Stock. Whether or not you plan to be present, please mark, sign and return promptly the enclosed proxy so that your shares will be represented at the meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                        By Order of the Board of Directors,
                              JAMES C. ROBERTSON
                              PRESIDENT and
                              CHIEF EXECUTIVE OFFICER
Camp Hill, PA
   February ___, 1998

                   CONSUMERS FINANCIAL CORPORATION
                       1200 CAMP HILL BY-PASS
                      P. O. BOX 26 (17001-0026)
                       CAMP HILL PA 17011-3744

                           PROXY STATEMENT
                 FOR SPECIAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON MARCH ___, 1998

                            INTRODUCTION

     This Proxy Statement is being furnished to the shareholders of Consumers Financial Corporation, a Pennsylvania corporation (the
 Company ) in connection with the solicitation on behalf of the Company s Board of Directors of proxies to be used at the Special Meeting of Shareholders to be held on March ___, 1998 at Corporate Headquarters, 1200 Camp Hill By-Pass, Camp Hill, Pennsylvania, at 10:00 a.m., local time, and any adjournment or adjournments thereof (the Special Meeting ). This Proxy Statement, the Notice of Special Meeting and the accompanying proxy card and related materials are first being mailed to the Company s shareholders on or about February ___, 1998. The Company expects to adjourn or postpone the Special Meeting only in the event a quorum is not reached in order to allow the Company time to solicit sufficient votes to insure that a quorum is present.

     At the Special Meeting, holders of Company s Common Stock (the Common Stock ) and holders of the Company s 8 1/2% Convertible
Preferred Stock, Series A (the Preferred Stock ), each voting separately as a class, will be asked to consider and vote upon the approval of the Sale of Assets between the Company and Life of the South Corporation, a Georgia corporation ( LOTS ) and the Plan of Liquidation.

     If the Sale of Assets and the Plan of Liquidation are not consummated for any reason, the Board of Directors expects to conduct the business of the Company as described under Business of Consumers Financial Corporation while continuing to explore other alternatives.


     THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE PROPOSED SALE OF ASSETS AND THE PLAN OF LIQUIDATION AND BELIEVES THE SALE OF ASSETS AND THE PLAN OF LIQUIDATION ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE SALE OF ASSETS AND THE PLAN OF LIQUIDATION. A VOTE IN FAVOR OF THE PROPOSED SALE OF ASSETS AND THE PLAN OF LIQUIDATION WILL RESULT IN A TERMINATION OF THE COMPANY S OPERATIONS AND A DISTRIBUTION OF THE REMAINING ASSETS OF THE COMPANY TO ITS SHAREHOLDERS. THE EXACT AMOUNT OF SUCH DISTRIBUTION IS NOT CURRENTLY ASCERTAINABLE.


                    SUMMARY OF PROXY STATEMENT

     The following is a brief summary of certain information in this Proxy Statement and certain of the Appendices attached hereto. This summary is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement and the Appendices. SHAREHOLDERS ARE URGED TO READ THE ENTIRE PROXY STATEMENT, INCLUDING THE APPENDICES, AND THE OTHER DOCUMENTS ACCOMPANYING THE PROXY STATEMENT. SOME OF THE TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROXY STATEMENT. Copies of any documents referred to in this Proxy Statement are available for inspection at the principal executive offices of Consumers Financial Corporation which are located at 1200 Camp Hill By-Pass, Camp Hill, Pennsylvania.

BUSINESS OF THE COMPANY

     The Company is an insurance holding company which, until October 1, 1997, was an underwriter, through its subsidiaries, of credit life and credit disability insurance in the Middle Atlantic region of the United States, marketed primarily through approximately automobile dealers in six key states. The Company also marketed automobile extended service contracts in a general agency capacity and generated other revenues from services it provided to its automobile dealer customers. Effective October 1, 1997, the Company began reinsuring 100% of its new credit insurance production to a designee of LOTS, and on January 1, 1998, the Company transferred all of its credit insurance and fee income accounts to LOTS. At that time, LOTS also retained certain sales and marketing personnel of the Company and assumed the administration of the inforce credit insurance business of the Company. The Company has not written any new individual life insurance business since 1992 and completed the sale of its remaining block of individual life insurance business on March 27, 1997 in a transaction which was effective January 1, 1997. The Company s auto auction operations conducted through its subsidiary, Interstate Auto Auction, Inc. ( Interstate ), were discontinued as the result of the sale of Interstate's business and related operating assets in November 1996. See "Business of Consumers Financial Corporation."

BUSINESS OF LOTS

     LOTS is a privately owned, Georgia-based financial services holding corporation, with its administrative offices located in Jacksonville, Florida and currently owns and operates eight (8) subsidiary companies performing insurance underwriting, marketing and administrative functions, with annual premium, underwritten and administered, of $150,000,000. LOTS markets credit insurance products to financial institutions, automobile dealers and consumer finance companies, through the efforts of company employed marketing associates and independent general agents.

THE SPECIAL MEETING

     The Special Meeting of the shareholders of the Company will be held at Corporate Headquarters located at 1200 Camp Hill By-Pass, Camp Hill, Cumberland County, Pennsylvania, on March ___, 1998 at 10:00 a.m., local time. At the Special Meeting, the shareholders of the Company will be asked to consider and to vote upon the approval of the Sale of Assets and the Plan of Liquidation. Only shareholders of record at the close of business on Friday, January 30, 1998, will be entitled to vote at the Special Meeting. As of the close of business on such date, there were 3,022,253 shares of Common Stock outstanding and entitled to vote held by 6,712 shareholders of record and 514,261 shares of Preferred Stock outstanding and entitled to vote held by 115 shareholders of record. The presence, in person or by proxy, of the shareholders of a majority of the outstanding shares of both the Common Stock and Preferred Stock entitled to vote, each determined separately, is necessary to constitute a quorum at the Special Meeting, and the affirmative vote of a majority of the votes cast by holders of Common Stock and Preferred Stock, each entitled to vote separately as a class, is required for approval of the Sale of Assets and the Plan of Liquidation. See Voting and Proxy Information.

                         THE SALE OF ASSETS

GENERAL INFORMATION

     The Company intends to sell its inforce block of credit insurance policies and transfer the related assets to LOTS (the
 Sale of Assets ). In connection with the Sale of Assets, LOTS or its designee will assume from the Company approximately $52.2 million in policy liabilities, and the Company will transfer to LOTS or its designee invested assets, cash and receivables in an amount equal to the $52.2 million in liabilities less the Company's consideration of $13.6 million, or $38.6 million. The $13.6 million consideration has been fixed by the parties and is not subject to any further adjustment. As a result of the transaction, the Company will write off $17.6 million in deferred policy acquisition costs and intangible assets related to the block of credit insurance business. The Company will therefore incur a pre-tax loss of approximately $4 million as a result of the Sale of Assets. In conjunction with the Sale of Assets, the Company also intends to sell its Arizona-domiciled insurance subsidiary to LOTS for which it expects to receive cash of approximately $2.9 million, which approximates the carrying value of the subsidiary. The proceeds due from LOTS from the sale of the Arizona subsidiary will be applied toward the $38.6 million owed to LOTS or its designee in connection with the Sale of Assets. The $13.6 million consideration received from the Sale of Assets, along with other funds which will be realized from the sale of the Company's other remaining assets, will be utilized for the payment of the Company's liabilities and its expenses during the liquidation period, the redemption of all of the outstanding shares of Preferred Stock and ultimately for the distributions which will be made to the holders of Common Stock. See Asset Purchase Agreement and Sale of Assets: Consideration Received. The Sale of Assets is subject to approval by the Arizona, Delaware and Ohio state insurance departments and the approval of the holders of the Common Stock and Preferred Stock, each voting separately as a class. A copy of the Asset Purchase Agreement is attached as Appendix I to this Proxy Statement.

     The Common Stock and Preferred Stock will continue to be traded on the NASDAQ National Market until either the Board of Directors of the Company sets the Final Record Date or the Company is no longer eligible to have its stock listed on the National Market, whichever occurs earlier. See The Plan of Liquidation and
Dissolution: Final Record Date. The Company plans to continue to file all required reports with the Securities and Exchange Commission (the Commission ) until the Articles of Dissolution are filed with the Department of State for the Commonwealth of Pennsylvania and the proceeds are distributed either to the remaining shareholders of the Company or to a liquidating trust. See The Plan of Liquidation and Dissolution: Liquidating Trust.

CONDITIONS

     Under the Asset Purchase Agreement, the Closing (defined below) of the Sale of Assets is conditioned upon the satisfaction of certain conditions, including (i) the affirmative vote approving the Sale of Assets by a majority of the votes cast by all holders of the Common Stock and Preferred Stock, each voting separately as a class, and (ii) regulatory approvals by each state insurance department having jurisdiction over the Company s insurance subsidiaries. See Asset Purchase Agreement and Sale of Assets:
Conditions, Representations and Covenants.
EFFECTIVE TIME AND CLOSING

     The Sale of Assets shall be effective October 1, 1997 with Closing to occur after the receipt of necessary regulatory and shareholder approvals (the Closing ).The Company expects to consummate the Sale of Assets in the first quarter of 1998. See
 Asset Purchase Agreement and Sale of Assets: Effective Time and
Closing.

TERMINATION; EXPENSES

     The Asset Purchase Agreement may be terminated at any time prior to the Closing (i) by mutual action of the Boards of Directors of the Company and LOTS,(ii) by either party in the event the Sale of Assets is not consummated on or before May 31, 1998, or
(iii) by either party if the regulatory and shareholder approvals have not been received, provided that such termination may not be effected by a party whose failure to fulfill any of its obligations under the Asset Purchase Agreement was the reason for such non-consummation. Except as indicated below, each party will pay its own costs and expenses incurred in connection with the Asset Purchase Agreement and the transactions contemplated thereby. The Company has agreed to pay LOTS a $250,000 break-up fee if the Company proceeds with another transaction which it believes is more favorable to its shareholders. See Asset Purchase Agreement and Sale of Assets: Termination, Amendment, Fees and Expenses.


ALTERNATE PLAN IF SALE OF ASSETS IS NOT APPROVED

     If, for any reason, the Sale of Assets is not approved by either the applicable state insurance regulators or the Company's shareholders, the Company intends to retain its inforce block of credit insurance business until that business matures or otherwise terminates (in approximately 4-5 years). In that event, LOTS will act as the Company's administrator for that business and will receive a fee for its services. The Company will continue to be responsible for the claims and policy refunds on the business, as determined by LOTS, until all policies mature or otherwise terminate. The Company will receive, over a five-year period, fee revenues from LOTS from the sale of the Company's credit insurance accounts, which was effective October 1, 1997. Therefore, if the Sale of Assets is not approved, the level of policy refunds and claims paid during the four to five year period will determine the amount of funds which are available to make distributions to the holders of Common Stock and Preferred Stock. Further, if the business is not sold, it is likely that the Company will incur additional operating expenses during the earn-off period due to the additional regulatory requirements associated with the block of credit insurance business.

FEDERAL INCOME TAX CONSEQUENCES OF THE SALE OF ASSETS

     The Sale of Assets will have no direct Federal income tax consequences to the Company's shareholders. It is expected, however, to create a taxable loss which may result in some Federal income tax benefit to the Company. It is likely that the Sale of Assets will also cause the Company's insurance subsidiaries to incur additional income taxes on their Policyholders' Surplus Accounts. The extent of the tax benefits or tax obligations realized or incurred by the Company as a result of the Sale of Assets will ultimately affect the amounts to be distributed to the holders of Common Stock. See Asset Purchase Agreement and Sale of
Assets: Federal Income Tax Consequences to the Company .

              THE PLAN OF LIQUIDATION AND DISSOLUTION

GENERAL INFORMATION

     On November 25, 1997, the Board of Directors of the Company unanimously approved and adopted a plan of liquidation and dissolution (the "Plan of Liquidation") and directed that the Plan of Liquidation be submitted to a vote of the holders of the Common Stock and Preferred Stock, each voting separately as a class, at the Special Meeting. A copy of the Plan of Liquidation is attached hereto as Appendix 2. As more fully set forth in the Plan of Liquidation, the Plan of Liquidation provides that, if approved by its shareholders, the Company will wind up its affairs and be liquidated and dissolved (the "Liquidation").

ASSETS TO BE DISTRIBUTED

     If the Plan of Liquidation is approved by the shareholders, the Company will be liquidated by (i) the sale of its remaining assets; (ii) the payment of all of its claims, liabilities and expenses; (iii) the redemption and cancellation of all of the outstanding shares of Preferred Stock at par value ($10.00 per share), and (iv) the pro rata distribution of all cash remaining after payment of all claims, liabilities and expenses to the holders of Common Stock at such time or times as the Board of Directors, in its absolute discretion, may determine. The Liquidation is expected to commence as soon as practicable after approval of the Plan of Liquidation by the shareholders and is expected to be concluded on or about the fifth anniversary thereof by a final liquidating distribution to the shareholders of the Company. The Board of Directors is currently unable to predict the precise amount or timing of any distributions pursuant to the Plan of Liquidation. The actual amount, timing of, and record date for all distributions will be determined by the Board of Directors, in its sole discretion, and will depend in part upon (i) the ability of the Board of Directors and management, or the Trustees, to sell the remaining assets of the Company, (ii) the amount of fee revenues to be received from LOTS from the sale of the credit insurance and fee income accounts, (iii) the amount, if any, to be received from a contingency fund (the Contingency Fund ) and (iv) expenses incurred during the period of Liquidation. However, subject to the uncertainties indicated above and based upon the information currently available to the Board of Directors and management, the estimated range of distributions to the holders of Common Stock, after payment of all claims, liabilities and expenses and the redemption of the Preferred Stock for cash at $10.00 per share, is expected to be between $.83 per share and $1.79 per share. See The Plan of Liquidation and Dissolution: Liquidating Distributions; Amount; Timing.

     The assets and liabilities of the Company may be transferred, at the discretion of the Board of Directors, to a liquidating trust for the benefit of the creditors and shareholders. Any distribution after such transfer time would be made by the trustees from the liquidating trust directly to the shareholders after the satisfaction of all liabilities. Approval of the Plan of Liquidation will constitute shareholder approval of the appointment by the Board of Directors of one or more trustees to the liquidating trust and the execution of the liquidating trust agreement (substantially in the form attached as Exhibit 1 to the Plan of Liquidation) on such terms and conditions as the Board of Directors, in its absolute discretion, shall determine. See The Plan of Liquidation and Dissolution for a complete description of the Plan of Liquidation. See also The Plan of Liquidation and
Dissolution: Contingent Liabilities; Liquidating Trust for further information relating to the establishment of the liquidating trust required by the Plan of Liquidation.

     Since the adoption of the Plan of Liquidation by the Board of Directors, management and the Board of Directors have continued to reduce operating costs and steps have been taken to direct the Company s administrative structure toward implementation of the Plan of Liquidation.

LIQUIDATION RECORD DATE

     The date for determining shareholders of record for purposes of the distribution of assets pursuant to the Liquidation will be established by the Board of Directors (the Final Record Date ). The stock transfer records of the Company will be closed at the close of business on the Final Record Date and the shares of the Common Stock and Preferred Stock will no longer be traded on the NASDAQ National Market. Shareholders will be provided with written instructions from the Company regarding the required delivery of their stock certificates in exchange for payment.



Federal Income Tax Consequences of the Plan of Liquidation

     The receipt by shareholders of their distributive share of the assets of the Company pursuant to the Plan of Liquidation will be, in the Company s opinion, a taxable transaction pursuant to Section 331 of the Internal Revenue Code of 1986, as amended, and it is the Company s belief that each shareholder will recognize a gain or loss equal to the difference between the value of the distribution received by such shareholder and the shareholder's adjusted tax basis in the shares. In the event the Company transfers its remaining net assets to a liquidating trust, shareholders will recognize gain or loss at the time of such transfer based on the difference between their pro rata share of the fair value of the net assets transferred to the trust and their adjusted tax basis in the Company s stock. Thereafter, as holders of beneficial interests in the liquidating trust, the former shareholders will take into account, for Federal income tax purposes, their allocable portion of the items of income, deduction, gain or loss recognized by the liquidating trust. Actual cash distributions from the liquidating trust will be treated as reductions in the holders tax bases in the liquidating trust. See The Plan of Liquidation and
Dissolution: Certain Federal Income Tax Consequences.


ABANDONMENT; AMENDMENT

     Under the Plan of Liquidation, the Board of Directors may modify, amend or abandon the Plan of Liquidation, notwithstanding shareholder and regulatory approval, to the extent permitted by the Pennsylvania Business Corporation Law ( PBCL ). Until the Articles of Dissolution are filed with the Department of State of the Commonwealth of Pennsylvania, the Company intends to continue to evaluate any other alternatives to the Plan of Liquidation which may be presented by parties interested in acquiring the Company and its remaining assets, either through a merger, tender offer or similar transaction.

APPRAISAL RIGHTS

     Under the PBCL, there are no appraisal, dissenter's or similar rights available to the shareholders of the Company as a result of the Liquidation.

QUALIFICATIONS AND ASSUMPTIONS

        After the Sale of Assets is completed, the Company will be left with no operations and will own assets consisting principally of bonds, real estate, other investments and cash. The Board of Directors, in proposing the Plan of Liquidation for approval by the shareholders, concluded that continuing to operate the Company as a holding company without any business operations would not create sufficient values for the Company s shareholders to justify the costs involved. The adoption of the Plan of Liquidation would facilitate the liquidation of the Company s assets to satisfy its outstanding liabilities and thereafter redeem the outstanding shares of Preferred Stock for cash at $10.00 per share, plus any unpaid dividends accrued to date, followed by a pro rata distribution of all remaining assets to the holders of Common Stock.

     THIS PROXY STATEMENT CONTAINS CERTAIN FORWARD LOOKING STATEMENTS, INCLUDING STATEMENTS, BASED ON THE BOARD S ESTIMATE OF THE VALUES OF THE COMPANY S NET ASSETS, THAT THE BOARD OF DIRECTORS BELIEVES THAT THE LIQUIDATION VALUE PER SHARE OF COMMON STOCK IN THE HANDS OF THE SHAREHOLDERS IS LIKELY TO EXCEED ITS PROBABLE TRADING VALUE IN THE FORESEEABLE FUTURE ABSENT THE PROPOSED LIQUIDATION. THE METHODS USED BY THE BOARD OF DIRECTORS AND MANAGEMENT IN ESTIMATING THE VALUE OF THE COMPANY S ASSETS DO NOT RESULT IN AN EXACT DETERMINATION OF VALUE NOR ARE THEY INTENDED TO INDICATE THE AMOUNT A SHAREHOLDER WILL RECEIVE IN LIQUIDATION. THE PRICES AT WHICH THE COMPANY WILL BE ABLE TO SELL ITS VARIOUS ASSETS DEPEND LARGELY ON FACTORS BEYOND THE COMPANY S CONTROL, INCLUDING, WITHOUT LIMITATION, THE DEMAND FOR THE ASSETS, THE RATE OF INFLATION, CHANGES IN INTEREST RATES, THE CONDITION OF FINANCIAL MARKETS AND THE AVAILABILITY OF FINANCING TO PROSPECTIVE PURCHASERS. NO ASSURANCE CAN BE GIVEN THAT THE AMOUNT TO BE RECEIVED IN LIQUIDATION WILL EQUAL OR EXCEED THE PRICE OR PRICES AT WHICH THE COMMON STOCK HAS GENERALLY TRADED OR IS EXPECTED TO TRADE IN THE FUTURE. SHAREHOLDERS WHO DISAGREE WITH THE BOARD S DETERMINATION THAT THE VALUE OF THE NET ASSETS AS DISTRIBUTED TO THE SHAREHOLDERS EXCEEDS THE PRICE AT WHICH THE COMMON STOCK HAS TRADED, SHOULD VOTE AGAINST APPROVAL OF THE PLAN OF LIQUIDATION.

BACKGROUND OF THE SALE OF ASSETS AND THE PLAN OF LIQUIDATION

     During recent years, the Board of Directors and management have considered various strategic alternatives in order to either eliminate or reduce continuing operating losses incurred by the Company since 1993.

     On March 11, 1996, the Company originally announced its plans to explore various alternatives for selling or merging its business units. As a result, direct contacts were then made with over 45 potential buyers to solicit their interest in participating in an auction process to acquire the Company. This auction process was intended to achieve maximum value and a timely sale through simultaneous broad exposure to a wide range of potential purchasers. Furthermore, both the Company and its financial advisor at the time, Ernst & Young, LLP ( E&Y ) believed that the broad distribution and competitive environment would enhance confidence in the reasonableness of the value ultimately to be received.

     Approximately 35 organizations expressed interest in acquiring all or parts of the Company s operations. Following the receipt of signed confidentiality agreements from these groups, each was provided with a sales memorandum. This sales memorandum, which was intended to assist prospective purchasers in their initial evaluation of the Company and in their decision to proceed with future investigation, included independent actuarial appraisals of the Company s credit insurance and vehicle service contract business (prepared by CreditRe Corporation) and its universal life insurance business (prepared by Allen Bailey & Associates, Inc.). The Company received 11 letters of intent from prospective purchasers, including one from the LaSalle Group, Inc. ( LaSalle ). From this group, four bidders, including LaSalle, were invited to proceed with a more detailed investigation and a due diligence review. Following completion of all due diligence procedures, LaSalle and the three other prospective purchasers submitted revised letters of intent to the Company.


     After detailed discussions and negotiations were conducted with these four bidders, the Company signed LaSalle s revised letter of intent on September 27, 1996, contemplating that LaSalle would acquire the Company in a merger transaction whereby the holders of the Common Stock would receive approximately $3.92 per share as adjusted for certain contingencies. A merger agreement was signed with LaSalle on October 30, 1996 and the holders of Common Stock approved the merger transaction on March 25, 1997, subject to the approval of insurance regulators in the four states in which the Company's insurance subsidiaries were domiciled. Before approving the merger transaction, the respective state insurance departments required satisfactory evidence from LaSalle of the cash funds necessary to complete the transaction. On May 15, 1997, LaSalle disclosed to the Company that it was unlikely that its original source of funding for the merger would be available by June 15, 1997 and that it was in the process of securing alternate funding. While LaSalle s financial advisor, Explorer Holdings, indicated that it was confident that the alternate funding would be completed by June 15, 1997, the Company exercised its right to renew its search for another acquiror to protect the Company in the event LaSalle's funding would not be available. The Company contacted a select number of insurance companies who previously submitted a bid for the credit insurance operations of the Company and requested that they resubmit their bids for consideration. These companies were selected due to the fact they were involved in the credit insurance industry and their previous offers were compatible with the Board s objectives. Shortly thereafter, four bidders submitted proposals for the Company s credit insurance business, contingent upon due diligence review and an exclusivity provision.

     On July 25, 1997, the merger agreement with LaSalle was terminated because, despite continued assurances to the contrary, LaSalle was unable to provide the cash funds necessary to complete the merger transaction. The Board subsequently reviewed each offer submitted by the four (4) bidders and determined that the offer from LOTS was the best bid submitted. On July 28, 1997, the Company signed a letter of intent to sell its credit insurance operations, which included its inforce block of credit insurance policies, its marketing organization, credit insurance and fee income accounts, and the Company s principal life insurance subsidiary, to LOTS. This sale was subject to the completion of a due diligence review by LOTS, which is now completed, insurance regulatory approval and the approval of the holders of both the Common Stock and Preferred Stock for the sale of the inforce block of credit insurance policies. On September 17, 1997, after the completion of LOTS due diligence review, the parties agreed to an adjusted purchase price for the inforce credit insurance business and at the Company s request, LOTS agreed to vacate its right to purchase the Company s principal life insurance subsidiary and further agreed to purchase the Company s Arizona-domiciled reinsurance subsidiary. On September 19, 1997, an amended Letter of Intent was signed by the parties and an Asset Purchase Agreement was subsequently entered into on December 30, 1997.

     Inasmuch as the Board of Directors determined that no other viable alternative was available to the Company, on November 25, 1997, at its regularly scheduled meeting, the Board of Directors unanimously voted to approve the Plan of Liquidation, contingent upon the execution of the Asset Purchase Agreement which was entered into among the parties on December 30, 1997.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company believes that the Sale of Assets and the Plan of Liquidation are in the best interests of and are fair to the holders of both the Common Stock and Preferred Stock. The Board has unanimously approved the Sale of Assets and the Plan of Liquidation and recommends approval of the Sale of Assets and the Plan of Liquidation by the shareholders of the Company. The recommendation of the Board is based upon a number of factors, including (i) the Board s consideration of other strategic and financial alternatives available to the Company; (ii) the Board s knowledge of the business, operations, properties, assets, earnings, financial condition, capital needs and future prospects of the Company, and (iii) the independent actuarial appraisals of the Company s insurance and related operations. See Background of the Sale of Assets and the Plan of Liquidation.

INTERESTS OF CERTAIN PERSONS IN THE SALE OF ASSETS AND THE PLAN OF
LIQUIDATION

     Shareholders of the Company should be aware for purposes of evaluating the Sale of Assets and the Plan of Liquidation that to the extent any person has an interest in the Sale of Assets or the Plan of Liquidation, as described herein, those persons may have a conflict of interest in voting for or recommending the Sale of Assets or the Plan of Liquidation. The interests of those persons in the Sale of Assets or the Plan of Liquidation are not necessarily the same as those of unaffiliated shareholders.


     Certain of the present Directors and two (2) executive officers will continue to serve in such capacities for a limited period of time following the approval of the Sale of Assets and the Plan of Liquidation by the shareholders in order to oversee the timely liquidation of the Company in accordance with the Plan of Liquidation. The Directors and one of the executive officers will receive compensation for the duties being performed. The other executive officer, the Company s President and Chief Executive Officer, will not receive any compensation other than as a Director. Those officers and other employees not retained by the Company or its insurance subsidiaries will receive severance payments from the Company. None of the Directors of either the Company or its insurance subsidiaries will receive any severance payments or other fees in connection with the Sale of Assets or the Plan of Liquidation. One senior marketing officer is expected to enter into an employment contract with LOTS to be effective as of January 1, 1998.

     There was no compensation paid to management or payments made to advisors, consultants, accountants or attorneys which were contingent upon the consummation of the Sale of Assets or the Plan of Liquidation. See Interests of Certain Persons in the Sale of Assets and the Plan of Liquidation.

                    VOTING AND PROXY INFORMATION


     The record date fixed by the Board of Directors for the determination of shareholders entitled to notice of and to vote at the Special Meeting is January 30, 1998, at the close of business (the Record Date ). At January 30, 1998, the Company had outstanding and entitled to vote at the Special Meeting 3,022,253 shares of Common Stock and 514,261 shares of Preferred Stock. Each share of Common Stock and Preferred Stock entitles the holder to one (1) vote for each share. See Description of Capital Stock.

     The presence, in person or by proxy, of the holders of a majority of the total number of issued and outstanding shares of both the Common Stock and Preferred Stock entitled to vote at the Special Meeting, each to be determined separately, is necessary to constitute a quorum for the transaction of business at the Special Meeting, and the affirmative vote of a majority of the votes cast by all holders of both the Common Stock and Preferred Stock entitled to vote, separately as a class, is required for approval of the Sale of Assets and the Plan of Liquidation. If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted as specified. Any person executing the proxy may revoke it at anytime prior to its exercise at the Special Meeting, by delivery of written notice to the Secretary of the Company. The proxy may also be revoked by delivery of a later dated executed proxy. Mere attendance at the Special Meeting, without such notice, will not revoke the proxy. Votes cast by proxy or in person at the Special Meeting will be tabulated by the election inspectors appointed for the meeting, who will also determine whether or not a quorum is present. A proxy submitted by a shareholder may indicate that all or a portion of the shares of both or either the Common Stock or Preferred Stock represented by such proxy are not to be voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain matters in the absence of instructions from the beneficial owner of the shares. The shares subject to any such proxy which are not being voted with respect to a particular matter will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Shares voted to abstain as to a particular matter will be considered voted shares, and will count for purposes of determining the presence of a quorum.

     The officers and Directors of the Company as a group own 237,578 shares of Common Stock and 29,263 shares of Preferred Stock as of the Record Date and have indicated their intention to vote such shares in favor of the Sale of Assets and the Plan of Liquidation. In addition, the Company s subsidiaries together owned 422,955 shares of Common Stock and 32,800 shares of Preferred Stock as of the Record Date, and the respective Boards of Directors of these subsidiaries have authorized management to vote such shares in favor of the Sale of Assets and the Plan of Liquidation. The Consumers Financial Corporation and Subsidiaries Employee Stock Ownership Plan (the Plan ) also owns 240,607 shares of outstanding Common Stock as of the Record Date. Each of the Plan participants has voting power for the shares held for him or her in the Plan. The officers of the Company, for whom 90,008 shares are held by the Plan, have indicated their intention to vote such shares in favor of the Sale of Assets and the Plan of Liquidation. Accordingly, at least 750,541 shares (or 24.8 %) of the Common Stock and 62,063 shares (or 12.1%) of the Preferred Stock are expected to be voted in favor of the Sale of Assets and the Plan of Liquidation. See
 Security Ownership of Principal Shareholders and Management.

     All shares of both the Common Stock and Preferred Stock represented at the Special Meeting by proxies in the form accompanying this Proxy Statement which are received prior to or at the Special Meeting will be voted in accordance with the instructions thereon, provided the proxies are properly signed and dated. If no instructions are indicated thereon, the proxies will be voted FOR the approval of the Sale of Assets and FOR the approval of the Plan of Liquidation. The Board of Directors knows of no other matters which are expected to come before the Special Meeting.

     The cost of soliciting proxies pursuant to this Proxy Statement will be borne by the Company. There will be no additional solicitation of proxies undertaken other than by mail. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials as beneficial owners of both the Common Stock and Preferred Stock held of record by such custodians, nominees and fiduciaries, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

    BACKGROUND OF THE SALE OF ASSETS AND THE PLAN OF LIQUIDATION

     The Board of Directors of the Company decided in 1995 that the Company either had to make a significant acquisition of another credit insurance business or it had to offer to sell or merge its operations with another insurance organization. This decision was primarily based on the losses from operations incurred over the previous two-year period. From mid-1995, at which time the Company signed a letter of intent to acquire another credit insurance company, until December of 1995, the Company was operating on the premise that it would complete an acquisition which would have increased revenues sufficiently to return the Company to profitability. However, the acquisition did not materialize because the company to be acquired terminated the letter of intent in December of 1995 to pursue another alternative. As a result of the failure to complete the acquisition in 1995 and the time required to rebuild its revenues, the Board of Directors decided that the best alternative was to offer to sell or merge the Company with a strategic buyer or partner. Accordingly, on March 11, 1996, the Company announced its plans to explore opportunities to find a strategic buyer or partner.

     The Board of Directors decided to engage a financial advisor to assist in the sale of the Company and to retain actuarial advisors to provide the valuation expertise necessary to value the insurance business and related assets of the Company. In selecting the financial advisor, the Board of Directors considered the services provided by E&Y, investment banking firms, and brokers specializing in selling either insurance companies or auto auction companies. E&Y was selected as the financial advisor because of its knowledge of the insurance industry and its expertise both in marketing companies to prospective buyers and conducting an auction process aimed at obtaining the highest value for the assets being sold. It was also estimated that the cost to the Company for financial advisory services from E&Y would be lower. As a result, no other financial advisor was considered by the Board of Directors. CreditRe Corporation was the only actuarial firm considered for the credit insurance and vehicle service contract business due to its expertise in valuations of credit insurance and related products. Allen Bailey & Associates, Inc. was the only actuarial firm considered for the universal life insurance valuation as it had previously completed such a valuation for the Company which could be updated at a reasonable cost.

     E&Y was initially retained specifically to assist the management of the Company in the preparation of a sales memorandum which would include a description of the Company's three lines of business, including operations, facilities, systems, revenue sources, products, employee structure and various financial information. In addition, the sales memorandum incorporated a valuation of the credit insurance and vehicle service contract businesses as developed by CreditRe Corporation, an independent actuarial firm, and a valuation of its universal life insurance business prepared by Allen Bailey & Associates, Inc., also an independent actuarial firm. It also included a description of the business and a valuation of the wholesale automobile auction business of the Company prepared by the management of the Company. The actuarial reports prepared by CreditRe Corporation and Allen Bailey & Associates, Inc. were used as benchmarks by the Company to evaluate the fairness of offers received for the Company from the various purchasers and the adequacy of the prices offered for the various lines of insurance business. CreditRe Corporation was paid approximately $57,000 for its appraisal report and actuarial services. Allen Bailey & Associates, Inc. has served as the Company s valuation actuary for its life insurance subsidiaries since 1993 and currently serves in that capacity. Allen Bailey & Associates was paid $43,000 for its actuarial services in 1996 and approximately $10,000 for its updated valuation of the Company s universal life insurance business. The Company and its advisors began targeting prospective purchasers; coordinating, screening and processing the inquiries; mailing the confidentiality agreement and sales memorandum to each prospective purchaser; and analyzing and comparing the offers. Subsequently, E&Y was asked to assist management in selecting the best four offers for purposes of proceeding with the due diligence review of each potential purchaser, in evaluating the best final offers, including separate offers for the purchase of the automobile auction business, and in advising the Board of Directors as to the appropriate offer to accept.


     The Company determined that it could maximize the consideration received for the sale of the auction business if it solicited a separate group of buyers for the auto auction. Accordingly, a separate group of 60 potential purchasers for the auction business was developed from industry and association listings and from E&Y s and the Company s knowledge of potential buyers of auto auctions. The potential purchasers were contacted by E&Y in a letter inquiring about their interest in purchasing an auto auction. From this group, 16 expressed an interest in purchasing the auction business. After receiving letters of intent from three potential buyers, the Company determined that the best overall offer was from ADESA Corporation. As a result, the Company entered into a letter of intent with ADESA Corporation. On November 6, 1996 the Company sold the auto auction business and related operating assets of Interstate to ADESA Pennsylvania, Inc. for cash of $4.85 million. Approximately $1.7 million from the sale of the auto auction business was used to pay the remaining amount then due on the Company s bank loans. The sale resulted in a fourth quarter 1996 after-tax gain of approximately $1.8 million. The remaining after-tax proceeds from this sale were reinvested primarily in bonds. A significant portion of these proceeds were subsequently utilized by the Company in its operations. In addition, because the universal life insurance business had been under an option agreement with World Insurance Company, on March 27, 1997 the Company sold this business to World Insurance Company for $1.1 million. The sale of this business was effective January 1, 1997.

     In mid-February 1996, E&Y and the Company identified over 45 insurance companies, not including the ultimate buyer, LaSalle, which had active programs to acquire either other insurance companies or insurance blocks of business. E&Y and the Company initiated calls and sent letters to each company identified concerning their interest in acquiring the Company or portions thereof. Thirty-five companies expressed an interest in acquiring all or a portion of the Company and signed confidentiality agreements. Sales memoranda were mailed to each of these companies beginning on February 21, 1996. Between mid-March and late April 1996, 11 offers were received to buy the Company or segments of the Company. On May 22, 1996, the Company received an offer from LaSalle which was structured as a stock purchase. E&Y assisted the Company s management in analyzing the offers, facilitating negotiations between management and interested buyers, and provided counseling on deal structuring, tax issues and communications. The four highest offers were selected and a series of meetings with each buyer were held during May 1996 to review their bids, clarify the offers and negotiate further when it was determined that certain aspects of the offers were not competitive with the other offers. Each of the four potential buyers was then invited to perform a due diligence review and submit a final offer in the form of a binding letter of intent. The four buyers each performed a due diligence review from the end of May to the beginning of July 1996, and submitted revised offers.

     From mid-July 1996 to early August 1996, E&Y reviewed with management and the Board of Directors the contents of each potential buyer s letter of intent, the impact of each offer on the Company and the tax effect of each offer with regard to the Company. With E&Y s assistance, management reviewed and analyzed each offer and recommended and advised the Board of Directors of the Company to accept the LaSalle offer as the best offer. The LaSalle offer was the only offer received which proposed to purchase the entire Company and the only offer which would provide cash in a single payment to the holders of Common Stock at the time the transaction closed. The other offers received involved only the purchase of the Company s credit insurance operations for which a portion of the consideration would be paid over five years. On August 12, 1996, at a special meeting of the Board of Directors, the Board accepted the LaSalle offer and authorized the signing of the letter of intent with LaSalle, subject to further negotiations regarding certain financial information and price adjustments. A subsequent letter of intent was signed by the parties on September 27, 1996, providing that LaSalle would acquire the Company in a merger transaction. On October 22, 1996 the Board of Directors met for a regularly scheduled meeting to consider the proposed Merger and unanimously approved the recommendation of management and E&Y to enter into a definitive agreement with LaSalle and authorized the signing of a merger agreement. The merger agreement was signed on October 30, 1996 and the Company issued a press release publicly announcing the proposed merger with LaSalle on October 31, 1996.

     On March 25, 1997, the Company's holders of Common Stock approved the merger transaction, which was still subject to the approval of insurance regulators in the four states in which the Company's insurance subsidiaries were domiciled. The regulators were awaiting satisfactory evidence from LaSalle of the cash funds necessary to complete the transaction. On May 15, 1997, LaSalle disclosed to the Company that it was unlikely that its original source of funding for the merger would be available by June 15, 1997 and that it was in the process of securing alternate funding. While LaSalle s financial advisor, Explorer Holdings, was confident that the alternate funding would be completed by June 15, 1997, the Company exercised its right to renew its search for another acquiror to protect the Company in the event LaSalle's funding was not available by June 15, 1997. Beginning on May 16, 1997, the Company initiated contact with the two companies which had previously submitted the next highest bids after LaSalle and with two companies which had expressed a continuing interest in the Company s credit insurance operations, in the event LaSalle could not complete its transaction. Each potential bidder appeared to have sufficient capital resources available to complete its proposed transaction. By mid-June, three bidders submitted proposals for the Company s credit insurance business, contingent upon a due diligence review and an exclusivity provision. The fourth bidder only submitted a letter of interest involving an exchange of stock on terms which were unacceptable to the Company.

     Since the Company had already identified parties who had expressed an interest in the Company and/or its credit insurance operations when it decided to accept the LaSalle merger offer, the Board did not believe it was necessary to incur the additional costs to engage another financial advisor in connection with its second attempt to locate an acquiror. The bidders other than LaSalle who had previously expressed an interest in the Company were primarily interested in the credit insurance business of the Company, the value of which was established by CreditRe Corporation and was not dependent upon any further valuations or analysis. Consequently, CreditRe Corporation was retained to update its valuation of the Company s credit insurance operations. The valuation report was used by the Company to determine the fairness of the offers received for its insurance operations. CreditRe Corporation was paid approximately $19,000 for its updated valuation report.

     On May 27, 1997, the Company met with LOTS to discuss LOTS' interest in resubmitting a bid for the Company's inforce credit insurance business and its credit insurance and fee income accounts. At that meeting, discussions took place concerning the status of the LaSalle transaction, and LOTS indicated its interest in purchasing the Company's inforce block of business and the credit insurance and fee income accounts in the event the transaction with LaSalle did not close. Several telephone meetings with LOTS and the other bidders were held during June and early July of 1997. The meetings with LOTS focused on the general structure of the transaction which LOTS would be proposing, LOTS' preliminary offer regarding the fee which it would pay to the Company for the credit insurance and fee income accounts and LOTS' proposed purchase price for two of the Company's insurance subsidiaries (as indicated below, the purchase of one of the subsidiaries was subsequently eliminated from the transaction). On September 17, 1997, the Company and LOTS met in person to discuss the results of LOTS' due diligence review and its proposed adjustment to the purchase price for the inforce credit insurance business. The adjustment to which the parties agreed is described below.

     On July 25, 1997, the Company terminated its merger agreement with LaSalle because, despite continued assurances to the contrary, LaSalle was unable to provide the cash funds necessary to complete the merger transaction, which would have provided the holders of the Company s Common Stock with cash of $3.78 per share. The Board subsequently reviewed each offer submitted by the four bidders and determined that the offer from LOTS was the best bid submitted. On July 28, 1997, the Company signed a letter of intent to sell its credit insurance operations, which included its inforce block of credit insurance policies, credit insurance and fee income accounts, and the Company s principal life insurance subsidiary, to LOTS. This sale was subject to the completion of a due diligence review by LOTS, insurance regulatory approval and the approval of the holders of both the Common Stock and Preferred Stock, each voting separately as a class, for the sale of the inforce block of credit insurance policies. On September 17, 1997, after the completion of LOTS due diligence review, the parties agreed to an adjusted purchase price for the inforce credit insurance business and at the Company s request, LOTS agreed to vacate its right to purchase the Company s principal life insurance subsidiary and further agreed to purchase the Company s Arizona-domiciled reinsurance subsidiary. On September 19, 1997, an amended Letter of Intent was signed by the parties and an Asset Purchase Agreement was subsequently entered into on December 30, 1997. Inasmuch as the Board determined that no other viable alternatives were available to the Company, on November 25, 1997, at its regularly scheduled meeting the Board of Directors unanimously voted to approve the Plan of Liquidation contingent upon the execution of the Asset Purchase Agreement.

     The purchase price adjustment which was agreed to by the parties following LOTS' due diligence review related to a significant increase in the level of disability claims incurred in 1997 compared to previous years. LOTS proposed to reduce the consideration it had initally offered by approximately $1.2 million. The Company maintained that the 1997 increase was not necessarily indicative of any future trend or of the claims levels which LOTS would experience following the Sale of Assets transaction. The parties subsequently agreed that the $1.2 million would be deposited into a Contingency Fund to be held in trust by LOTS and distributed with interest to one or both parties at the end of five years based on the level of actual claims incurred on the inforce block of credit insurance business during that period. See Asset Purchase Agreement and Sale of Assets: Consideration Received. In addition to returning the entire Contingency Fund to the Company if future claims equal a pre-determined level, LOTS also agreed to share 50% of any additional profits earned on the inforce block if future claims are less than the pre-determined level.

     The primary considerations of the Board of Directors in approving the Sale of Assets and the Plan of Liquidation were to maximize the value to the holders of the Common Stock and to redeem the Preferred Stock at par value. The Board of Directors, each of whom is a holder of Common Stock, consists of six Directors, five of whom are independent non-employees of the Company. Four Directors also collectively own 28,563 shares of Preferred Stock. Each Director will vote his shares for the approval of the Sale of Assets and the Plan of Liquidation and will receive the same consideration for his Common Stock and Preferred Stock as will be received by all other holders of Common Stock and Preferred Stock. None of the Directors will receive any severance payments or other fees in connection with the Sale of Assets or the Plan of Liquidation.

     The Board of Directors believes that the value to the holders of the Common Stock will be maximized as a result of the Sale of Assets and Plan of Liquidation because it will produce the highest consideration to be distributed to those shareholders. It was also very important to the Board that the continuing operating losses and expenses be curtailed as soon as practical in order to preserve shareholder value. Each of the two competing offers involved other alternatives for distributing cash to the holders of Common Stock.

     One alternative considered by the Board of Directors involved retaining and earning off the Company s existing credit insurance business, selling its credit insurance accounts in return for payments based upon the credit insurance premiums produced by those accounts over a 5-year period, and liquidating its remaining assets. This alternative would produce a greater risk than the Sale of Assets since the Company would remain liable for all mortality and morbidity risks (i.e., life and disability claims) associated with the Company s credit insurance policies. In addition, any payments to the holders of Common Stock would be conditioned upon the realization of the profits or losses associated with the liquidation of the remaining assets of the Company.

     The Board of Directors also considered a second alternative in which the Company would continue in business and attempt to return its operations to profitability. However, the Board of Directors determined that it was not feasible for the Company to become profitable in the near future for a number of reasons, including
(i) the erosion of the Company's credit insurance premium base due to the dramatic rise in automobile leasing (for which credit insurance is generally not sold) and the increasing emphasis being placed by auto dealers on other after-market products (such as extended service contracts) which have greater profit margins for the dealer, (ii) shrinking profit margins from credit insurance business produced in certain states as a result of regulatory actions to reduce premium rates and otherwise diminish credit insurance profits and (iii) the Company's poor ratings from the various industry rating agencies which essentially prevented the Company from attracting new accounts or expanding into new market territories. The declining profit margins referred to in (ii) above also contributed to the decrease in the revenue base described in
(i) above since the Company was forced to cancel many of its credit insurance accounts in those states over the past three years because of the unprofitable results. Of perhaps greater concern to the Board of Directors was the possibility that the Company would become insolvent and/or its insurance subsidiaries would be subject to regulatory supervision by various state insurance departments. In that event, any distribution of the Company s assets to its shareholders would be upon the liquidation of the Company by the insurance department regulators and would almost certainly result in the holders of Common Stock receiving less consideration than they would in the Sale of Assets, which was an unacceptable approach.

     Because of the financial advisory services provided by E&Y to the Company in 1996, E&Y advised the Company on November 26, 1996 that it could no longer remain as the Company s independent auditors for 1996 and recommended that the Company retain new auditors to re-audit the Company s 1995 financial statements in order to avoid any delays that might otherwise arise in the filing and review of a Proxy Statement relating to the proposed LaSalle merger or periodic reports to be filed thereafter. E&Y s decision that it could not perform the audit of the Company s 1996 financial statements was acknowledged on the same date by the Audit Committee of the Company s Board of Directors, and Arthur Andersen, LLP was retained to perform the re-audit of the Company s 1995 financial statements and to perform the audit of the 1996 financial statements. E&Y reimbursed the Company for the costs associated with the re-audit of the Company s 1995 financial statements. See
 Independent Auditors .

  RECOMMENDATION OF THE BOARD OF DIRECTORS; REASONS FOR THE SALE
               OF ASSETS AND THE PLAN OF LIQUIDATION

     The Board of Directors believes that the proposed Sale of Assets and the Plan of Liquidation are in the best interests of and are fair to the Company s shareholders. Accordingly, the Board of Directors unanimously approved the Sale of Assets on September 23, 1997 and unanimously approved the Plan of Liquidation on November 25, 1997 contingent upon the execution of the Asset Purchase Agreement.

     The principal factors considered by the Board of Directors in its evaluation of the Sale of Assets and the Plan of Liquidation were:

     (a) The desire of the Board of Directors to redeem the Preferred Stock at par value while maximizing the value to be received by the holders of Common Stock.

     (b) The determination by the Board of Directors that the alternative of continuing to operate the Company and returning it to profitability in the near future was not feasible for a number of reasons, primarily (i) the erosion of the Company s credit insurance premium base,
          (ii) shrinking profit margins from credit insurance due to regulatory actions and (iii) the Company s inability to compete due to its poor ratings from industry rating agencies.

     (c) The determination by the Board of Directors that the alternative of selling the Company s credit insurance accounts, retaining its existing credit insurance business until all profits from that business had earned and liquidating the Company s other assets would involve substantially more uncertainty regarding the amount to be ultimately distributed to the holders of Common Stock, primarily because of the potential for adverse claims experience for which the Company would be responsible until the existing credit insurance business matured or otherwise terminated. While the Board of Directors considered the possibility that retaining the credit insurance business could produce a greater ultimate value for shareholders if the claims experience on that business was more favorable than expected, the risk of adverse claims experience and the resulting negative impact on shareholder value outweighed any potential additional benefit relating to retaining the credit insurance business.

     (d) The possibility, on which the Board of Directors placed significant emphasis, that the Company could become insolvent and/or its insurance subsidiaries could become subject to regulatory supervision by various state insurance departments, which would in effect reduce the ultimate amount of funds available for distribution to the Company s shareholders.

     (e) The conclusion by the Board of Directors that the most favorable alternative available at this time for maximizing value to the Company s shareholders is to complete the Sale of Assets to LOTS and liquidate the Company. The Sale of Assets will provide the Company with the opportunity to benefit from more favorable than expected claims experience, if realized, while eliminating the risk of adverse claims experience, which will be the responsibility of LOTS.

     In view of the variety of factors considered in connection with the evaluation of the Sale of Assets, the Board of Directors did not find it practicable to and did not quantify or otherwise assign weights to the specific factors considered in reaching its determination. In making its determination, the Board of Directors also considered the risks and likelihood of achieving the results discussed above.

THE BOARD OF DIRECTORS HAS APPROVED THE PROPOSED SALE OF ASSETS AND THE PLAN OF LIQUIDATION AND RECOMMENDS THE APPROVAL OF THE SALE OF ASSETS AND THE PLAN OF LIQUIDATION TO THE HOLDERS OF BOTH THE COMMON STOCK AND PREFERRED STOCK AT THE SPECIAL MEETING. IF THE SALE OF ASSETS AND THE PLAN OF LIQUIDATION ARE NOT APPROVED, THE BOARD OF DIRECTORS EXPECTS TO CONDUCT THE BUSINESS OF THE COMPANY AS DESCRIBED UNDER BUSINESS OF CONSUMERS FINANCIAL CORPORATION WHILE THE COMPANY CONTINUES TO ATTEMPT TO PURSUE OTHER ALTERNATIVES.

                BUSINESS OF CONSUMERS FINANCIAL CORPORATION

     The Company is an insurance holding company which, until October 1, 1997, was a leading provider, through its subsidiaries, of credit life and credit disability insurance in the Middle Atlantic region of the United States. The insurance subsidiaries are licensed in 26 states and the District of Columbia and conducted the majority of their business in the states of Pennsylvania, Delaware, Maryland, Nebraska, Ohio and Virginia. Credit insurance, which accounted for $30 million, or 88%, of the Company's total premium revenues in 1996, was marketed primarily through approximately 900 automobile dealers. In connection with its credit insurance operations, the Company also marketed, as an agent, an automobile extended service warranty contract. Effective October 1, 1997, the Company began reinsuring 100% of its new credit insurance production to a designee of LOTS and, on January 1, 1998, the Company transferred all of its credit insurance and fee income accounts to LOTS. Additional information regarding the termination of marketing activities in the Automotive Resource Division and the sale of the credit insurance and fee income accounts appears below under Automotive Resource Division. Universal life insurance, which accounted for $3.7 million of premium and policy charge revenues, or 11%, of the Company's total premiums and policy charges through December 31, 1996, was marketed until 1992 through general agents, personal producing general agents and independent brokers. Additional information regarding the termination of marketing activities in the Individual Life Insurance Division and the sale of the remainder of the Division s inforce business appears below under Individual Life Insurance Division.

     The Company also conducted, through Interstate, wholesale and retail automobile auctions of used vehicles for automobile dealers, banks and leasing companies. On November 6, 1996, the Company sold the operating assets of Interstate to a third party purchaser for $4,850,000.

     The Company currently operates through its wholly-owned subsidiaries, Consumers Life Insurance Company (a Delaware life insurance company) and Consumers Car Care Corporation (a Pennsylvania business corporation). Investors Fidelity Life Assurance Corp. (an Ohio life insurance company) is a subsidiary of Consumers Life Insurance Company. Since the on-going business operations of the Company will essentially cease upon the Closing of the Sale of Assets to LOTS, the Company does not expect any material costs, problems or uncertainties associated with the Year 2000 issues.

AUTOMOTIVE RESOURCE DIVISION

     Until October 1, 1997, the Company sold and retained the risk on credit insurance in connection with consumer credit transactions, substantially all of which are automobile purchases. Credit life insurance provides funds in the event of the insured's death for payment of a specified loan or loans owed by the insured. Similarly, credit disability insurance provides for the periodic pay down of such loans during the term of the insured's disability. In most cases, the entire premium is paid at the time the insurance is issued. Premiums collected are remitted to the Company net of commissions. Credit life insurance generally is written on a decreasing term basis with the policy benefit initially being the full amount of the loan and thereafter decreasing in amounts corresponding to the repayment schedule. The primary beneficiary under credit insurance is the lender, with any proceeds in excess of the unpaid portion of the loan payable to a named second beneficiary or the insured's estate. As the result of continuing losses in its credit insurance operations, the Board of Directors decided in 1997 (i) to discontinue the marketing of all of its credit insurance products; (ii) to sell its inforce block of credit insurance policies and all of its credit insurance and fee income accounts to LOTS, and (iii) to sell its Arizona-domiciled insurance subsidiary to LOTS. The selling price for the credit insurance and fee income accounts is dependent upon the amount of credit insurance premiums and the fee income profits produced by the Company s current accounts over a five-year period.

INDIVIDUAL LIFE INSURANCE DIVISION

     As a result of continuing losses in its individual life insurance operations, the Board of Directors decided in early 1992 to discontinue marketing all universal life products and to sell all of the Company s whole life, term, annuity and universal life business. The Company subsequently sold its traditional whole life and term business in late 1992 and most of its universal life business at the end of 1994. The remaining block of assumed universal life business was sold to World Insurance Company, the direct writer of that business, on March 27, 1997 with an effective date of January 1, 1997.

INVESTMENTS

     The Company's general investment policy with respect to the assets of its insurance subsidiaries has been to invest in fixed maturity securities and, to a lesser extent, mortgages with intermediate terms (generally not more than seven years). Investments in mortgages have allowed the Company to obtain higher yields while maintaining maturities in the five to seven year range. Prior to the sale of most of the Company s universal life business, the Company's investment policy also included investing in certain mortgage-backed securities which provided competitive yields on assets supporting those interest sensitive products.

COMPETITION

     Prior to the sale of its credit insurance and fee income accounts to LOTS effective October 1, 1997, the Company competed with numerous other credit insurance companies, many of which were larger than the Company and had greater financial and marketing resources. The principal competitive factors in the automobile credit insurance industry are commission levels, the quality of training for dealers, the variety of related products, the availability of dealer incentive programs and the level of administrative support and efficiency of claims handling procedures.

REGULATION

     The Company's insurance operations are subject to regulation and supervision in the states in which it is licensed. The extent of such regulation varies from state to state, but, in general, each state has statutory restrictions and a supervisory agency which has broad discretionary administrative powers. Such regulation is designed primarily to protect policyholders and relates to the licensing of insurers and their agents, the approval of policy forms, the methods of computing financial statement reserves, the form and content of financial reports and the type and concentration of permitted investments. The Company's insurance subsidiaries are subject to periodic examination by the insurance departments in the states of their formation and are also subject to joint regulatory agency examination and market conduct examinations in the other states in which they are authorized to do business.
     The dividends which a life insurance company may distribute are subject to regulatory requirements based upon minimum statutory capital and surplus and/or statutory earnings. In addition to regulatory considerations, the overall financial strength of each operating entity is considered before dividends are paid. Additionally, the amount of dividends a life insurance company can pay is subject to certain tax considerations.

                          BUSINESS OF LOTS

     LOTS is a privately owned, Georgia-based financial services holding corporation, with its administrative offices located in Jacksonville, Florida with a mailing address of 100 West Bay Street, P. O. Box 44130, Jacksonville, Florida and its telephone number is 1-800-888-2738. LOTS currently owns and operates eight
(8) subsidiary companies, including Life of the South Insurance Company, Classic Life Assurance Company, Life of the South Agency, Inc., Life of the South, TPA, Inc., Life of the South Service Company and LOTS Reassurance Company, performing insurance underwriting, marketing and administrative functions, with annual premium, underwritten and administered, of $150,000,000. LOTS maintains an active strategy of growth through merger, acquisition and aggressive marketing.

     Life of the South Insurance Company ( LOTSIC ) is a Georgia corporation licensed to write life and accident and sickness lines of insurance in Georgia, Florida, Alabama, Tennessee, South Carolina, Mississippi, and Louisiana marketed primarily through financial institutions, automobile dealers and consumer finance companies. Additionally, LOTSIC, through its wholly-owned subsidiary, Bankers Life of Louisiana ( Bankers ), a Louisiana corporation, writes life and accident and sickness lines of insurance in Louisiana. Classic Life Assurance Company ( Classic ) is an Ohio corporation licensed to write life and accident and sickness lines of insurance in Ohio. Life of the South Agency, Inc., a Georgia corporation, acts as a corporate general agent representing a variety of nationally known insurance companies as well as LOTSIC, marketing individual life, health, disability and payroll deduction products through a network of independent agents.

     In addition, Life of the South TPA, Inc., a Georgia corporation, is a third party administrator performing claims administration and reinsurance administrative services for the self-funded group health market, and markets its services through independent agents, primarily to large employers. Likewise, Life of the South Service Company, a Georgia corporation, provides administrative services for the credit insurance business of LOTSIC, Bankers, Classic and, currently, twelve other insurance companies from its office in Jacksonville, Florida, and markets credit insurance products to financial institutions, automobile dealers and consumer finance companies, through the efforts of company employed agents and independent general agents. LOTS Reassurance Company is a reinsurance company licensed under the laws of the Turks and Caicos Islands, providing reinsurance on credit life, credit accident and sickness, and credit property lines of insurance.

         INTERESTS OF CERTAIN PERSONS IN THE SALE OF ASSETS
                    AND THE PLAN OF LIQUIDATION

     Shareholders of the Company should be aware that certain persons with interests in the Sale of Assets or the Plan of Liquidation, as described herein, may have a conflict of interest in voting for or recommending the Sale of Assets or the Plan of Liquidation and, thus, their interests in the Sale of Assets or the Plan of Liquidation are not necessarily the same as those of unaffiliated shareholders.



     Three of the six present Directors along with James C. Robertson, President and Chief Executive Officer, and R. Fredric Zullinger, Senior Vice President, Chief Financial Officer and Treasurer, will continue to serve in such capacities for a limited period of time following the approval of the Sale of Assets and the Plan of Liquidation by the shareholders in order to oversee the timely liquidation of the Company in accordance with the Plan of Liquidation. The Directors and Mr. Robertson are expected to serve in their current capacities until the liquidation is substantially complete or, if the Board of Directors elects to transfer the Company's net assets to a Liquidating Trust, until such transfer occurs, at which time certain of those individuals may be appointed as trustees of the Liquidating Trust. Mr. Zullinger is expected to serve in his current capacity until approximately July 1, 1998.

     The Directors will receive a quarterly retainer equal to $375 and fees of $300 for each Board of Directors' meeting they attend and $150 for each committee meeting they attend, provided the committee meeting is held on the same day as the Board meeting. A $300 fee will be paid for each committee meeting held on a day other than the day of a Board meeting. Beginning in 1998, total compensation to the Directors will not only be reduced as a result of the reduction in the number of Directors but will also decline because Board of Directors' meetings will be held quarterly instead of monthly. Mr. Robertson will only receive compensation as a Director. Mr. Zullinger will receive compensation based on an annual salary of $99,500.

     Neither Mr. Robertson nor any of the Directors of either the Company or its subsidiaries will receive any severance payments in connection with the Sale of Assets or the Plan of Liquidation. Mr. Zullinger, upon his termination from the Company, will receive a severance payment from the Company equal to his annual salary, as approved by the Board of Directors. In addition, the Company's other remaining officers and employees will receive severance payments from the Company, based generally on years of service and compensation level, as also approved by the Board of Directors.


     Ralph R. Byrnes, a senior vice president and top marketing executive of the Company s insurance subsidiaries, was retained by LOTS in substantially the same capacity he held with the Company. Mr. Byrnes is expected to receive an employment contract to be effective as of January 1, 1998 and will receive an annual salary of $120,000 with additional bonuses to be paid based upon performance during the term of his employment with LOTS. The employment contract is expected to contain non-competition provisions which will apply during the term of Mr. Byrnes employment with LOTS and for a period thereafter.

     There was no compensation paid to Directors or management, or payments made to advisors, consultants, or attorneys contingent upon consummation of the Sale of Assets or the adoption of the Plan of Liquidation.

            ASSET PURCHASE AGREEMENT AND SALE OF ASSETS

     All references to and summaries of the material provisions of the Sale of Assets in this Proxy Statement are qualified in their entirety by reference to the Asset Purchase Agreement, a copy of which is attached hereto as Appendix 1.

GENERAL INFORMATION

     The material provisions of the Asset Purchase Agreement provide that, subject to the approval of the holders of both the Common Stock and Preferred Stock, each voting as a separate class, the approval of the state insurance department regulators in Arizona, Delaware and Ohio, and the satisfaction or waiver or certain other conditions, the Company will sell its inforce block of credit insurance policies and its Arizona-domiciled reinsurance subsidiary to LOTS. The sale of the credit insurance business will be accomplished through various reinsurance agreements which have been entered into between the Company s insurance subsidiaries and American Republic Insurance Company, of Des Moines, Iowa ( American Republic ), which has agreed to act as LOTS financial partner in acquiring the inforce credit insurance business.

CONSIDERATION RECEIVED

     In connection with the Sale of Assets, American Republic, acting as LOTS financial partner, will assume from the Company approximately $52.2 million in policyholder liabilities and other related liabilities, and the Company will transfer assets to American Republic of approximately $38.6 million, resulting in a pre-tax gain to the Company of $13.6 million. However, the Company will write off $16.8 million in deferred policy acquisition costs and an additional $800,000 in intangible assets related to the block of inforce business, resulting in a total pre-tax loss from the Sale of Assets of approximately $4 million. The assets to be transferred by the Company will be primarily cash but will also include certain invested assets and receivables. In order to provide the liquidity necessary to consummate the transaction and to reduce the market risk in its bond investments, the Company has already sold a significant portion of its bond portfolio (the proceeds of which have exceeded the book value of such securities) and, prior to closing, will have sold substantially all of the bond portfolio.

     In connection with the sale to LOTS of the Company s Arizona-domiciled subsidiary, the Company will receive cash of approximately $2.9 million, which approximates the carrying value of the subsidiary. The proceeds received will be used to reduce the cash otherwise due by the Company to American Republic in connection with the Sale of Assets.


     The terms of the Asset Purchase Agreement also provide that on or about September 30, 2002, the Company may receive all or a portion of the amounts which are deposited by the Company and LOTS into the Contingency Fund. This fund will consist of $755,000 (60% of the total fund) which will be paid by the Company to LOTS at the time the Sale of Assets is consummated and $503,000 (representing the remaining 40% of the fund) which will be deposited by LOTS from amounts which it withholds from the payments which are otherwise due to the Company from the sale of the Company s credit insurance and fee income accounts. Depending on the level of claims incurred by LOTS on the inforce block of credit insurance business acquired from the Company during the five-year period ending September 30, 2002, the Contingency Fund and the investment income thereon will be either (i) retained in full by LOTS, (ii) shared between the Company and LOTS according to a pre-determined formula, or (iii) transferred in full to the Company.

     The Company is also entitled to receive 50% of any underwriting profits earned by LOTS on the inforce credit insurance business if the level of incurred claims referred to above is lower than the level which allows the Company to receive the entire
Contingency Fund.

CONDITIONS, REPRESENTATIONS AND COVENANTS

     The respective obligations of the Company and LOTS to consummate the Sale of Assets are subject to certain conditions including the following: (i) the truth in all material respects at Closing of the representations and warranties made by the Company (in the case of LOTS) and by LOTS (in the case of the Company) in the Asset Purchase Agreement and in any certificate or other writing delivered pursuant to the Asset Purchase Agreement; (ii) the performance by the Company (in the case of LOTS) and by LOTS (in the case of the Company) in all material respects of all of the obligations required by the Asset Purchase Agreement to be performed by them, respectively; (iii) the absence of any writ, order, decree or injunction of a court of competent jurisdiction which prohibits or restricts the consummation of the Sale of Assets; (iv) the approval of the Sale of Assets by the majority of the holders of Common Stock and Preferred Stock each voting separately as a class; (v) the receipt of all consents, approvals or waivers, including the approvals from the Insurance Departments of Arizona, Delaware and Ohio; and (vi) the receipt by each party of certificates of officers of the other party to evidence compliance with the conditions to the Sale of Assets. See Article IX of the Asset Purchase Agreement attached as Appendix 1 to this Proxy Statement. The Company and LOTS may each waive compliance with certain obligations, covenants, agreements or conditions of the Asset Purchase Agreement. The Company does not intend to waive any material conditions, representations and covenants without a resolicitation of its shareholders.

     The Company has agreed that, so long as the Asset Purchase Agreement is in effect, the Company and the officers, employees or other representatives or agents of the Company will not take any action to solicit, initiate or encourage any discussions or negotiations with any person with respect to the Sale of Assets (other than in the ordinary course of business), other than the transactions contemplated by the Asset Purchase Agreement. The Company is obligated to notify LOTS promptly after receipt of any inquiry or proposal it receives in regard to a proposed Sale of Assets.


     The Company has also agreed to conduct its business in the ordinary course. The Company and LOTS have each agreed to use commercially reasonable efforts to obtain consents of all third parties and governmental authorities necessary to the consummation of the Sale of Assets and the transactions contemplated thereby.


EFFECTIVE TIME AND CLOSING

     The Effective Time of the Sale of Assets will be October 1,
1997 and the Closing shall occur after receipt of all of the respective state insurance department approvals and the shareholder approval.

TERMINATION, AMENDMENT, FEES AND EXPENSES


     The Asset Purchase Agreement may be terminated at any time prior to the Closing, whether before or after its approval by the holders of the Common Stock and Preferred Stock:(i) upon the mutual written consent of the parties, (ii) by LOTS, if there has been a material misrepresentation or breach of a warranty, covenant or other agreement by the Company or if any of the conditions precedent to LOTS' obligations shall not have been satisfied on or before the Closing, (iii) by the Company, if there has been a material misrepresentation or breach of a warranty, covenant or other agreement by LOTS or if any of the conditions precedent to the Company's obligations shall not have been satisfied on or before the Closing, or (iv) if the transactions contemplated are not consummated on or before January 31, 1998, provided, however, the Asset Purchase Agreement shall not terminate if the Closing has not occurred due to a delay in receiving either the required regulatory or shareholder approvals which delay is beyond the control of the parties, in which case any of the parties may request an extension reasonably necessary to obtain regulatory or shareholder approval, and which consent may not be unreasonably withheld prior to May 31, 1998 after which such consent may be withheld in the sole discretion of any party. The parties have agreed to extend the Closing until May 31, 1998 in order to receive the required regulatory and shareholder approvals.


     In the event of the termination of the Asset Purchase Agreement in accordance with its terms for any reason, the Asset Purchase Agreement shall become void and have no effect and no liability will exist with reference to the Company s inforce credit insurance policies, except as described in the following paragraph.

     The Asset Purchase Agreement provides that all costs and expenses incurred in connection with the Sale of Assets thereby shall be paid by the party incurring such costs and expenses. The Asset Purchase Agreement further provides that if, prior to consummation of the Sale of Assets, the Asset Purchase Agreement is terminated because the Company proceeds with another transaction which it believes is more favorable to its shareholders, the Company shall pay LOTS a $250,000 break-up fee. In addition, LOTS will administer the inforce credit insurance policies pursuant to an administrative services agreement between the parties.

     Any provision of the Asset Purchase Agreement may be amended or waived by written agreement of the parties thereto at any time prior to the Closing, whether before or after the Special Meeting, except that after the Special Meeting, the Company will not, without the further approval of the shareholders, consent to any amendment or grant any waiver which reduces the consideration to be received in exchange for the Sale of Assets

INSURANCE DEPARTMENT APPROVALS

     The Company is subject to regulation under the Insurance Holding Company laws of the States of Arizona, Delaware, and Ohio. These laws vary from state to state but generally require insurance holding companies and insurers that are subsidiaries of holding companies to register and file certain reports, including information concerning their capital structures, ownership, financial condition, and general business operations, and require prior regulatory agency approval of changes in control of an insurer. The purchase of more than 10% of the outstanding shares of an insurance company s common stock by one or more affiliated parties requires the prior approval of the respective domiciliary state department of insurance and the filing of a statement regarding the acquisition of control of a domestic insurer
( Form A ) with the respective state department of insurance which has broad discretionary administrative authority. LOTS has filed a Form A Statement with the Arizona Insurance Department, and, while there can be no assurance that LOTS Form A will be approved by the Arizona Insurance Department, the Company and LOTS are not currently aware of any reason why such approval will not be granted. In addition, the reinsurance agreements involving the credit insurance business of the Company s insurance subsidiaries transferring all of the credit insurance to American Republic Insurance Company require the prior approval of the Delaware and Ohio Insurance Departments. While there can be no assurance that the reinsurance agreements will be approved by the Delaware and Ohio Insurance Departments, the Company and LOTS are not currently aware of any reason why such approval will not be granted.

FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY

     For Federal income tax purposes, the Sale of Assets will produce a loss which is significantly smaller than the financial statement loss discussed under Asset Purchase Agreement and Sale of Assets: Consideration Received due to the difference between the tax and financial statement bases of certain assets and liabilities transferred. The tax loss, which is expected to be less than $750,000, will result in some Federal income tax benefit to the extent such loss can be carried back to previous tax years in which the Company reported taxable income or can be carried forward and utilized to offset any future taxable income. The Sale of Assets, however, may cause the Company s insurance subsidiaries to no longer qualify for taxation as life insurance companies. If that occurs, those subsidiaries will incur approximately $520,000 in Federal income taxes relating to their Policyholders Surplus Accounts. Further, the tax loss from the Sale of Assets cannot be used to offset the tax on the subsidiaries Policyholders Surplus Accounts.

              THE PLAN OF LIQUIDATION AND DISSOLUTION

GENERAL INFORMATION

     All references to and summaries of the Plan of Liquidation in this Proxy Statement are qualified in their entirety by reference to the Plan of Liquidation, a copy of which is attached hereto as Appendix 2. The Plan of Liquidation will become effective on the date on which the Plan of Liquidation is adopted by the requisite vote of the shareholders. As promptly as practical after the Plan of Liquidation Effective Date and upon the filing of Articles of Dissolution in the Pennsylvania Department of State, the Company will be dissolved pursuant to Chapter 19, Subchapter F of the PBCL.

TERMS OF THE PLAN OF LIQUIDATION

     In accordance with Chapter 19, Subchapter F of the PBCL, the Company will notify potential claimants of the dissolution, pay existing liabilities, redeem and cancel all of the outstanding shares of Preferred Stock, and make a pro rata distribution of the remaining cash to the holders of the Common Stock. The holders of Preferred Stock are entitled to receive from the remaining assets of the Company payment in cash of an amount equal to $10.00 per share, along with any unpaid dividends accrued to the date of such payment, before distribution of assets can be made to the holders of Common Stock. Subchapter F further provides that any claims against the Company which are not asserted within two (2) years after the filing of the Articles of Dissolution will be forever barred. The Liquidation is expected to commence as soon as practical after approval of the Plan of Liquidation by the shareholders and is expected to be concluded on or about the fifth anniversary thereof by a final liquidating pro rata distribution directly to the shareholders. Any sales of the Company s assets will be made, in private or public transactions, on such terms as are approved by the Board of Directors. It is not anticipated that any further shareholder votes will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by the Board of Directors.

        The Plan of Liquidation provides that subject to the payment or provision for payment of the Company s indebtedness and other obligations, the cash proceeds of any asset sales together with other available cash will be used to cancel and redeem all of the outstanding shares of the Preferred Stock, and to make from time to time, a pro rata distribution in cash to the holders of the Common Stock on dates selected by the Board of Directors with respect to each such distribution. Only shareholders of record on the record date set by the Board of Directors for Liquidation will receive distributions. No assurances can be given that available cash and amounts received on the sale of assets will be adequate to provide for the Company s obligations, liabilities, expenses and claims and to make cash distributions to shareholders. The Company currently has no plans to repurchase shares of Common Stock or Preferred
Stock from its shareholders.

     The Board of Directors may, at its discretion, transfer all of the Company s assets to a trust along with any liabilities of the Company after receipt of all requisite approvals of the Plan of Liquidation (the Liquidating Trust ). Notwithstanding the foregoing, to the extent that a transfer of any asset cannot be effected without the consent of a governmental authority, no such transfer shall be effected without such consent. In the event of a transfer of assets to the Liquidating Trust, the Company would distribute, on a pro rata basis to its shareholders, with the holders of Preferred Stock having priority over the holders of Common Stock, beneficial interests in the Liquidating Trust. The Plan of Liquidation authorizes the Board of Directors to appoint one or more individuals or entities to act as trustee or trustees of the Liquidating Trust and to cause the Company to enter into a liquidating trust agreement with such trustee or trustees on such terms and conditions as may be approved by the Board of Directors (the Liquidating Trust Agreement ). Approval of the Plan of Liquidation also will constitute the approval by the Company s shareholders of such appointment and the Liquidating Trust Agreement. For further information relating to the Liquidating Trust, the appointment of trustees and the Liquidating Trust Agreement, reference is made to Contingent Liabilities; Liquidating Trust.

     The Company will close its stock transfer records and discontinue recording transfers of shares of Common Stock and Preferred Stock at the close of business on the record date fixed by the Board of Directors for the Liquidation (the Final Record Date ) and, thereafter, certificates representing shares of Common Stock and Preferred Stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. After the Final Record Date, the Company will not issue any new stock certificates, other than replacement certificates. See Final Record Date below.

LIQUIDATING DISTRIBUTIONS; AMOUNT; TIMING

     Although the Board of Directors has not established a firm timetable for distributions to shareholders if the Plan of Liquidation is approved by the shareholders, the Board of Directors will, subject to exigencies inherent in winding up the Company s business, make such distributions as promptly as practicable. The Liquidation is expected to commence as soon as practicable after approval of the Plan of Liquidation by the shareholders and is expected to be concluded on or about the fifth anniversary thereof by a final liquidating distribution to the shareholders of the Company. The Board of Directors is, however, currently unable to predict the precise amount or timing of any distributions pursuant to the Plan of Liquidation. The actual amount, timing of, and record date for all distributions will be determined by the Board of Directors, in its sole discretion, and will depend in part upon
(i) the ability of the Board of Directors and management, or the Trustees, to sell the remaining assets of the Company, (ii) the amount of fee revenues to be received from LOTS, over a five-year period, from the sale of the credit insurance and fee income accounts, (iii) the amount, if any, to be received from the Contingency Fund in 2002 (see Asset Purchase Agreement and Sale of
Assets: Consideration Received ) and (iv) expenses incurred during the period of Liquidation.

     Uncertainties as to the net realizable value of the Company s assets and the ultimate amount of its liabilities make it impracticable to predict with precision the aggregate amount which will be ultimately distributed to shareholders. Claims, liabilities and expenses from operations (including operating costs, salaries, income taxes, payroll and local taxes and miscellaneous office expenses), although currently declining, will continue to occur following approval of the Plan of Liquidation and the Company anticipates that expenses for professional fees and other expenses of liquidation will likewise continue. These expenses will reduce the amount of assets available for ultimate distribution to shareholders, and, while the Company does not believe that a precise estimate of those expenses can currently be made, management and the Board of Directors believe that available cash and amounts received from the sales of assets and the sale of the credit insurance and fee income accounts will be adequate to provide for the Company s obligations, liabilities, expenses and claims (including contingent liabilities) and to make cash distributions to shareholders. However, no assurances can be given that the total funds available will be adequate to provide for the Company s obligations, liabilities, expenses and claims and to make cash distributions to shareholders. If such available funds are not adequate to provide for the Company s obligations, liabilities, expenses and claims, distributions to the Company s shareholders will be reduced.

     The amount of the liquidating distributions ultimately to be received by the holders of Common Stock is dependent primarily on the factors identified above and could be positively or negatively affected by those and other factors, as discussed above. However, the following table provides an estimated range of such liquidating distribution(s) based upon the information currently available to management.



                                                                         Estimated Range
                                                     Proforma             of Liquidating
                                                      Amount              Distributions
                                                         at                to holders of
 (in thousands, except per share amounts)          September 30,           Common Stock
                                                       1997               Low        High

 1. Existing net assets of the Company:

      Net Assets per Pro Forma
      Consolidated Balance Sheet                         $2,615
      (see  Financial Information )
      Adjustment to reflect estimated value of
      charter and state licenses of remaining
      insurance subsidiaries in excess of                   466
      carrying values

      Accretion of remaining difference
      between fair value and mandatory
      redemption value of Preferred Stock                  (193)

                                                         $2,888       $2,455   (a)     $3,032    (a)

 2. Fee revenues due from LOTS for sale of                             1,661   (b)      2,001    (b)
    credit insurance and fee income accounts,
    net of Contingency Fund deposits withheld
    by LOTS

 3. Distribution of Contingency Fund plus                              - 0 -   (c)      1,077    (c)
    related investment income held by LOTS
    (based on claims experience of the inforce
    credit insurance business sold to LOTS)

 4. Operating losses incurred by the Company                         (1,950)   (d)    (1,450)    (d)
    and dividends paid on Preferred Stock
    during liquidation period (excluding fee
    revenues and Contingency Fund distribution
    in Items 2 and 3 above)

                                                                      $2,166          $4,660

 Shares of Common Stock outstanding                                    2,599           2,599

 Amount per share                                                      $0.83            $1.79



     (a) The low range for distributions from existing net assets assumes a 15% decrease from the adjusted pro forma amount of $2,888. The high range assumes a 5% increase over the adjusted proforma amount.

     (b) The low range for distributions from the fee revenues received from LOTS assumes a 10% annual decline in premiums (with respect to the credit insurance business) and a 10% annual decline in profits (with respect to the fee income business) on the credit insurance and fee income accounts sold to LOTS. The high range assumes level premiums and profits from those accounts. Both amounts include estimated investment income (at 6%) earned on the fee revenues, and both amounts are net of income taxes.

     (c) The low range for the distribution of the Contingency Fund and related investment income (at 6%) assumes the level of claims incurred by LOTS on the inforce block of credit insurance busness is too high to permit any distribution to the Company. The high range assumes the level of claims is low enough to permit the distribution to the Company of the entire Contingency Fund. The high range amount is net of income taxes.

     (d) The Company s estimated after-tax operating losses during the liquidation period will be approximately $880,000, and dividend payments to the holders of Preferred Stock will be approximately $819,000. The low range for operating losses and dividend payments assumes actual costs are $250,000 higher than the $1.7 million of computed costs. The high range assumes actual costs are $250,000 less than the computed costs. In developing the estimate of future operating losses, various assumptions were made concerning the levels of investment income, corporate expenses and the timing of and amount received from the liquidation of the Company s assets as well as the payment of its liabilities. The assumptions as to the timing of the liquidation of certain significant assets, such as the Company s home office building, also affects the assumption as to the time at which the Preferred Stock would be redeemed, which in turn affects the assumed level of dividends paid on the Preferred Stock. Both amounts are net of income taxes.

     The Company does not plan to satisfy all of its liabilities and obligations prior to making distributions to its shareholders, but instead will reserve assets deemed by management and the Board of Directors to be adequate to provide for such liabilities and obligations. See Contingent Liabilities; Liquidating Trust. Management and the Board of Directors expect to satisfy all of the Company s current and accrued obligations through the sale of a portion of its assets.


     The estimated range of liquidating distributions presented above assumes that a liquidating trust was not utilized to complete the liquidation and shareholder distribution process. If, after further review, the Board of Directors determines that the use of a liquidating trust is appropriate under the circumstances and represents the best alternative for liquidating the Company, a trust wwill be formed and the Company s net assets will be transferred into the trust. The use of a liquidating trust is expected to increase the amounts otherwise distributable to the holders of Common Stock because it should reduce the amount of income taxes incurred by the Company during the liquidation period.


SALES OF THE COMPANY S ASSETS


     The Plan of Liquidation gives the Board of Directors the authority to sell all of the assets of the Company. As of February 9, 1998, no sale has been effected pursuant to the Plan of Liquidation and, except for the Asset Purchase Agreement, no agreement to sell any of the assets of the Company has been reached. The sale contemplated by the Asset Purchase Agreement is expected to be consummated by March 31, 1998. However, agreements for the sale of assets may be entered into prior to the Special Meeting and, if entered into, may be contingent upon the approval of the Plan of Liquidation at the Special Meeting. Approval of the Plan of Liquidation will constitute approval of any such agreements. Sales of the Company s assets will be made on such terms as are approved by the Board of Directors and may be conducted by competitive bidding, public sales on applicable stock exchanges or over-the-counter or through privately negotiated sales. Any sales will only be made after the Board of Directors has determined that any such sale is in the best interests of the shareholders. It is not anticipated that any further shareholder votes will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by the Board of Directors. The Company does not anticipate amending or supplementing the Proxy Statement to reflect any such agreement or sale. The prices at which the Company will be able to sell its various assets will depend largely on factors beyond the Company s control, including, without limitation, the rate of inflation, changes in interest rates, the condition of financial markets, the availability of financing to prospective purchasers of the assets and certain regulatory approvals. In addition, the Company may not obtain as high a price for a particular property as it might secure if the Company were not in Liquidation.


CONDUCT OF THE COMPANY FOLLOWING ADOPTION OF THE PLAN OF
LIQUIDATION

     Following approval of the Plan of Liquidation by the shareholders, the Company s activities will be limited to winding up its affairs, taking such action as may be necessary to preserve the value of its assets and distributing its assets in accordance with the Plan of Liquidation. The Company will seek to liquidate all of its assets in such manner and upon such terms as the Board of Directors or the trustees of the Liquidating Trust, in their absolute discretion, determines to be in the best interests of the Company s shareholders.

     Following approval of the Plan of Liquidation by the Company s shareholders, the Company shall continue to indemnify its officers, Directors, employees and agents in accordance with its certificate of incorporation, as amended, by-laws, any contractual arrangements, and the PBCL for actions taken in connection with the Plan of Liquidation and the winding up of the affairs of the Plan of Liquidation. The Company s obligation to indemnify such persons may be satisfied out of the assets of any liquidating trust. The Board of Directors or the trustees of the Liquidating Trust, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary to cover the Company s indemnification obligations under the Plan of Liquidation.

CONTINGENT LIABILITIES; LIQUIDATING TRUST

     Under the PBCL the Company is required in connection with its dissolution to pay or provide for payment of all of its liabilities and obligations. Following approval of the Plan of Liquidation by the shareholders, the Company will pay all expenses and fixed and other known liabilities with assets which it believes to be adequate for payment thereof. The Company is currently unable to estimate with precision the exact amount of those payments which may be required, but any such amount (in addition to any cash contributed to the Liquidating Trust) will be deducted before the determination of amounts available for distribution to shareholders. After the liabilities, expenses and obligations of the Company have been satisfied in full, the Company will distribute any remaining funds in cash payments to its shareholders, with the holders of Preferred Stock having priority over the holders of Common Stock.


     After the approval of the Plan of Liquidation by the Company s shareholders, the Board of Directors may, at its discretion, transfer such remaining assets of the Company to the Liquidating Trust. Notwithstanding the foregoing, to the extent that the distribution or transfer of any asset cannot be effected without the consent of a governmental authority, no such distribution or transfer shall be effected without such consent. The purpose of the Liquidating Trust would be to sell such property on terms satisfactory to the liquidating trustees, and distribute the proceeds of such sale after paying those liabilities of the Company, if any, assumed by the trust, to the Company s shareholders. The Liquidating Trust would acquire all of the cash and other assets of the Company and would assume all of the liabilities and obligations of the Company which remain unsatisfied.

     The Plan of Liquidation authorizes the Board of Directors to appoint one or more individuals or entities to act as trustee or trustees of the Liquidating Trust and to cause the Company to enter into the Liquidating Trust Agreement with such trustee or trustees on such terms and conditions as may be approved by the Board of Directors. It is anticipated that the Board of Directors will select Directors or officers of the Company as trustees. Approval of the Plan of Liquidation by the shareholders will also constitute the approval by the Company s shareholders of any such appointment and the Liquidating Trust Agreement.


     The Liquidating Trust is intended to serve as a temporary repository for the trust property prior to its disposition. The trust would be responsible for satisfying all of the Company s liabilities and obligations and for the distribution to the Company s shareholders of any remaining assets. Pursuant to the Liquidating Trust Agreement, the trust property would be transferred to the trustees immediately prior to the distribution of interests in the trust to the Company s shareholders, and would be held in trust for the benefit of the shareholder beneficiaries, subject to the terms of the Liquidating Trust Agreement. It is anticipated that the interests would be evidenced only by the records of the trust and there would be no certificates or other tangible evidence of such interests and that no shareholder would be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange shares of the Company s stock in order to receive the interests. It is further anticipated that, pursuant to the Liquidating Trust Agreement, approval of the trustees would be required to take any action and the trust would be irrevocable and would terminate after the trust property has been fully distributed to the shareholders of the Company.


FINAL RECORD DATE

     The Company will close its stock transfer records and discontinue recording transfers of shares of Common Stock and Preferred Stock on the Final Record Date, and thereafter certificates representing shares of Common Stock and Preferred Stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. After the Final Record Date the Company will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of the Company s shares will occur on the NASDAQ National Market on or after the Final Record Date. All liquidating distributions from the Company or the Liquidating Trust on or after the Final Record Date will be made to shareholders according to their proportionate holdings of Common Stock and Preferred Stock as of the Final Record Date. Subsequent to the Final Record Date, the Company may at its election require shareholders to surrender certificates representing their shares of the Common Stock and Preferred Stock in order to receive subsequent distributions. Shareholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates should be required, all distributions otherwise payable by the Company or the Liquidating Trust, to shareholders who have not surrendered their stock certificates may be held in trust for such shareholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a shareholder s certificate evidencing the Common Stock or Preferred Stock has been lost, stolen or destroyed, the shareholder may be required to furnish the Company with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnify, as a condition to the receipt of any distribution.

REGULATORY APPROVALS

     Except for (i) compliance by the Company with the applicable rules and regulations of the Securities and Exchange Commission in connection with the distribution by the Company of its assets in the form of cash payments to its shareholders and (ii) prior approval from the various domiciliary state insurance departments in regard to the disposition by the Company of its insurance company subsidiaries, no United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the Liquidation.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a general summary of the material Federal income tax consequences of the Plan of Liquidation to the Company s shareholders, but does not purport to be a complete analysis of all the potential tax effects. The discussion addresses neither the tax consequences that may be relevant to particular categories of investors subject to special treatment under certain Federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Code, Treasury Regulations, Internal Revenue Service (the IRS ) rulings, and judicial decisions now in effect, all of which are subject to change at any time; any such changes may be applied retroactively. The following discussion has no binding effect on the IRS or the courts and assumes that the Company will liquidate substantially in accordance with the Plan of Liquidation.

     Distributions pursuant to the Plan of Liquidation may occur at various times and in more than one tax year. No assurance can be given that the tax treatment described herein will remain unchanged at the time of such distributions. The following discussion presents the opinion of the Company. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan of Liquidation and the Company will not seek an opinion of counsel with respect to the anticipated tax treatment. The failure to obtain a ruling from the IRS or an opinion of counsel results in less certainty that the anticipated tax treatment summarized herein will be obtained. If any of the conclusions stated herein proves to be incorrect, the result could be increased taxation at the corporation and/or shareholder level, thus reducing the benefit to the shareholders and the Company from the Liquidation.

     CONSEQUENCES TO THE COMPANY

     After the approval of the Plan of Liquidation and until the Liquidation is completed, the Company will continue to be subject to income tax on its taxable income. The Company will recognize gain or loss on sales of its property pursuant to the Plan of Liquidation. Cash distributions to shareholders will not result in any tax consequences to the Company. It is not anticipated that the sale of the Company s assets will result in any significant gain or loss or the recognition of any significant tax obligations.

     CONSEQUENCES TO SHAREHOLDERS

     As a result of the Liquidation, it is the Company s belief that shareholders will recognize gain or loss equal to the difference between (i) the amount of cash distributed to them, and
(ii) their tax basis for their shares of the Common Stock and/or Preferred Stock. A shareholder s tax basis in his or her shares will depend upon various factors, including the shareholder s cost and the amount and nature of any distributions received with respect thereto.


     A shareholder s gain or loss will be computed on a per share basis. The Company expects to make more than one liquidating distribution, each of which will be allocated proportionately to each share of stock owned by a shareholder. The value of each liquidating distribution will be applied against and reduce a shareholder s tax basis in his or her shares of stock. Gain will be recognized by reason of a liquidating distribution only to the extent that the aggregate value of such distributions received by a shareholder with respect to a share exceeds his or her tax basis for that share. Any loss will generally be recognized only when the final distribution from the Company has been received and then only if the aggregate value of the liquidating distributions with respect to a share is less than the shareholder s tax basis for that share. Gain or loss recognized by a shareholder will be capital gain or loss provided the shares are held as capital assets. Gain resulting from distributions from a corporation pursuant to a plan of liquidation is therefore generally capital gain rather than ordinary income. Ordinary income would result in the event of the receipt of a distribution, not in liquidation, that is characterized as a dividend for tax purposes, subject, in the case of corporate holders, to a dividends received deduction. If it were to be determined that distributions made pursuant to the Plan of Liquidation were not liquidating distributions, the result could be treatment of the distributions as either dividends, return of capital distributions or capital gain distributions. After the close of its taxable year, the Company will provide shareholders and the IRS with a statement of the amount of cash distributed to the shareholders during that year.

     CONSEQUENCES ATTRIBUTABLE TO THE LIQUIDATING TRUST

     If the Company transfers its remaining net assets (assets less liabilities) to a liquidating trust, for Federal income tax purposes, such net assets will be deemed to have been distributed, on a pro rata basis, to each of the Company s shareholders and simultaneously contributed by such shareholders to the liquidating trust in exchange for a beneficial interest in the liquidating trust which is proportionate to each shareholder s ownership interest in the Company. The liquidating trust itself will not be subject to tax; instead, each holder of a beneficial interest in the liquidating trust will be treated as owning a pro rata share of the net assets of the liquidating trust, and will be required to take into account, for Federal income tax purposes, his or her allocable portion of the items of income, deduction, gain or loss recognized by the liquidating trust. Actual cash distributions from the liquidating trust will be treated as reductions in such holder s tax basis in the liquidating trust. As a result of the transfer of net assets to the liquidating trust and the liquidating trust s ongoing operations, shareholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust.

     THE FOREGOING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY SHAREHOLDER. THE TAX CONSEQUENCES OF THE PLAN OF LIQUIDATION MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF THE SHAREHOLDER. THE COMPANY RECOMMENDS THAT EACH SHAREHOLDER CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE PLAN OF LIQUIDATION.

ABANDONMENT; AMENDMENT

        Under the Plan of Liquidation, the Board of Directors may modify, amend or abandon the Plan of Liquidation, notwithstanding shareholder and regulatory approval, to the extent permitted by the PBCL. Until the Articles of Dissolution are filed with the Department of State of the Commonwealth of Pennsylvania, the Company intends to continue to evaluate any other alternatives to the Plan of Liquidation which may be presented by parties interested in acquiring the Company and its remaining assets, either through a merger, tender offer or similar transaction, and will pursue any viable opportunity which the Board of Directors believes is in the best interests of the Company and its shareholders.

APPRAISAL RIGHTS

     Under the PBCL, the shareholders of the Company are not entitled to dissenters rights of appraisal in connection with the matters to be voted on at the Special Meeting.

                    DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of the following:

COMMON STOCK


     As of January 30, 1998, there were 10,000,000 authorized shares of Common Stock with a stated value of $.01, of which 3,022,253 are issued and outstanding. The holders of the Common Stock vote as a single class and are entitled to one vote per share on all matters to be voted on by shareholders and have the right of cumulative voting in connection with election of Directors. The holders of Common Stock are entitled to receive pro rata dividends, when and as declared by the Board of Directors in its discretion, out of funds legally available therefor, but only if all dividends on the Preferred Stock having preferential dividend rights have been paid or provided for according to its terms. On January 2, 1998, the trading day prior to the public announcement of the Sale of Assets and the Plan of Liquidation, the reported bid and ask prices were $1.00 and $1.25 per share, respectively.

8 1/2% CONVERTIBLE PREFERRED STOCK, SERIES A

     As of January 30, 1998, there were 632,500 authorized shares of Preferred Stock, with a liquidation preference of $10.00, of which 514,261 shares are issued and outstanding. The Preferred Stock is convertible at any time, unless previously redeemed, into shares of Common Stock at the rate of 1.482 share of Common Stock for each share of Preferred Stock (equivalent to a conversion price of $6.75.) The Preferred Stock is currently redeemable at the option of the Company at $10.00 per share, and, commencing July 1, 1998, a sinking fund will be established requiring mandatory annual payments sufficient to redeem 10% of the number of shares of Preferred Stock initially issued, calculated to redeem all of the Preferred Stock by July 1, 2007. On January 2, 1998, the trading day prior to the public announcement of the Sale of Assets and the Plan of Liquidation, the reported bid and ask prices were $7.00 and $9.50 per share, respectively.

     Annual dividends at the rate of $.85 per share are cumulative from the date of original issue and are payable quarterly on the first day of January, April, July and October of each year. If at any time the Company is in arrears as to preferred dividends or sinking fund appropriations for the Preferred Stock, dividends to holders of the Common Stock as well as redemptions or acquisitions by the Company of shares of the Common Stock will be restricted. If the Company is in default in an aggregate amount equal to four quarterly preferred dividends, the holders of Preferred Stock will be entitled to elect two additional board members to the then existing Board of Directors while such arrearage exists. As of November 28, 1997, there were no arrearages with respect to the payment of the Preferred Stock dividends.

     In the event of liquidation, dissolution or winding up of the Company, the holders of Preferred Stock are entitled to receive from the assets of the Company, payment in cash of an amount equal to $10.00 per share, plus a further amount equal to unpaid cumulative dividends on the Preferred Stock and dividends on the Preferred Stock accrued to the date of such payment, before any distribution of assets shall be made to the holders of Common Stock or other shares ranking junior to the Preferred Stock as to dividends or distribution of assets on liquidation. There are no shares of the Company senior to the Preferred Stock as to dividends or distribution of assets on liquidation outstanding at this time.

     Except in certain limited circumstances, the holders of Preferred Stock have no voting rights; however, they can vote as a single class when the Company attempts to (i) sell, transfer or dispose of all or substantially all of the property, business or assets of the Company or participate in a statutory share exchange whereby the Preferred Stock or the Common Stock is converted into other securities or property or in a consolidation or sale of assets of the Company with any corporation; provided, however, that this restriction shall not prevent any such statutory share exchange, consolidation or sale of assets or require such separate class vote if none of the preferences or other rights of the holders of the Preferred Stock shall be adversely affected thereby and if the Corporation resulting from or surviving any such statutory share exchange, consolidation or sale of assets shall not h a ve authorized or outstanding, after such statutory share exchange, consolidation or sale of assets, any preferred stock or other class of shares ranking prior to or on parity with the P r e f erred Stock with respect to payment of dividends or distribution of assets on liquidation; or (ii) amend the Articles of Incorporation or By-Laws of the Company so as to affect adversely any of the preferences or other rights of the holders of the Preferred Stock; or (iii) authorize any additional series of preferred stock or any class of stock ranking prior to the Preferred Stock with respect to either the payment of dividends or the distribution of assets on any liquidation or any securities convertible into preferred stock or any such shares ranking prior thereto.

     Since the Company is proposing the sale of substantially all of the operating assets of the Company, along with the complete and final liquidation of the Company, the holders of the Preferred Stock have a right to vote separately as a single class at the Special Meeting.

                       FINANCIAL INFORMATION

SELECTED FINANCIAL DATA

     The following table summarizes certain information contained in or derived from the Consolidated Financial Statements and the Notes thereto as contained in the Company s Annual Report on Form 10-K for the year ended December 31, 1996, and the Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.


(Not covered by Independent Auditor s Report)

 (dollar amounts in thousands, except per          Nine months ended
 share amounts)                                     September 30,             Year ended December 31,

                                                    1997       1996        1996      1995        1994       1993        1992


 Total revenues (before reinsurance ceded)        $23,251     $26,818    $33,602    $37,430     $38,534    $37,169     $34,864
 Premiums written
      (before reinsurance ceded)                   20,535      24,328     30,350     33,832      34,916     31,944      29,623
 Net investment income                              1,589       1,578      2,087      2,236       2,878      3,403       4,270

 Net return on average investments                   5.3%        5.3%       5.4%      6.0%        6.7%       7.2%        7.4%
 Loss from continuing operations                  (1,081)     (1,326)     (2,706    (2,072)     (2,513)    (1,500)     (2,838)

 Discontinued operations                             125         435       1,472        471       1,301        685       3,361
 Income (loss) before cumulative effect of
      change in accounting principles             (1,206)       (891)     (1,234)    (1,601)     (1,212)      (815)        523
 Cumulative effect of change in accounting

      principles                                                                                    299       (710)
 Net income (loss)                                (1,206)       (891)     (1,234)    (1,601)       (913)    (1,525)        523

 Income (loss) per common and common
  equivalent share:
     Loss from continuing operations               (0.55)      (0.64)     (1.20)      (0.96)      (1.10)     (0.71)      (0.63)

     Discontinued operations                       (0.05)       0.17       0.56        0.18       0.48        0.25        0.65
     Income (loss) before cumulative effect
      of change in accounting principles           (0.60)      (0.47)     (0.64)      (0.78)      (0.62)     (0.46)       0.02
     Cumulative effect of change in

      accounting principles                                                                        0.11      (0.26)
     Net income (loss)                             (0.60)      (0.47)     (0.64)      (0.78)      (0.51)     (0.72)       0.02

                                                             Sept 30,       December 31,
                                                               1997         1996       1995        1994       1993        1992

 Total assets                                                  91,490    114,619    123,322     125,276    144,393     174,003
 Total debt                                                         0          0                  3,389      4,683       5,987

 Shareholders  equity and redeemable                           11,917     13,343                 15,226     19,502      21,295
     preferred stock
 Shareholders  equity per common share                           2.79      3.31       4.20        3.96       5.41        5.91

 Return on average total equity,
 including redeemable preferred stock                         (12.0%)      (7.9%)     (9.9%)     (5.1%)      (7.4%)      2.8%

 Cash dividends declared per common share                        NONE       NONE    NONE       0.05        0.05       0.05



PRO FORMA FINANCIAL INFORMATION

     The  pro  forma  consolidated  balance  sheet  included herein presents the pro forma adjustments which would have been made to the Company s historical consolidated balance sheet as of September 30, 1997 if the proposed Sale of Assets and the sale of the Company s Arizona-domiciled insurance subsidiary had been effective on that date. It reflects the assumption by American Republic, LOTS financial partner, of all of the Company s policyholder liabilities and related liabilities and the transfer to American Republic of assets sufficient to cover such liabilities less the Company s selling price for the credit insurance business. It also reflects the write-off of certain deferred costs and intangible assets and the accrual of severance costs to terminated employees.

     The pro forma consolidated statements of operations included herein present the pro forma adjustments which would have been made to the Company s historical consolidated statements of operations for the year ended December 31, 1996 and the nine months ended
September 30, 1997, respectively, if the proposed Sale of Assets and the sale of the Arizona-domiciled insurance subsidiary had been effective on January 1, 1996. The pro forma statements reflect the elimination of the operating results of the Automotive Resource Division as a result of the Sale of Assets. They also reflect the fee revenues which would have been received in those periods from LOTS for the sale of the credit insurance and fee income accounts, as well as certain overhead expenses allocated to the business being sold but which would not have been eliminated as a result of the sale.

     The pro forma consolidated financial statements have been prepared by the Company based upon assumptions which were deemed appropriate. The pro forma statements presented herein are shown for illustrative purposes only and are not necessarily indicative of either the future financial position and future results of operations of the Company or of the financial position and results of operations of the Company which would have actually occurred had the Sale of Assets taken place as of the date or for the periods presented.

     The pro forma consolidated financial statements should be read in conjunction with the Company s historical financial statements and related notes incorporated by reference herein.

          CONSUMERS FINANCIAL CORPORATION AND SUBSIDIARIES
     PRO FORMA CONSOLIDATED BALANCE SHEET AT SEPTEMBER 30, 1997
                            (UNAUDITED)

                                     PRO FORMA ADJUSTMENTS

                                          Automotive
                                          Resource
 (IN THOUSANDS)              Historical   Division        Other       Pro Forma


Assets                                       (a)
 Investments:
      Fixed maturities          $32,459   ($30,661)                      $1,798
      Mortgage loans on
        real estate               2,112       (867)                       1,245
      Other invested assets       1,841        (13)                       1,828
      Short-term investments      4,747     (4,220)                         527

         Total investments       41,159    (35,761)                       5,398

 Cash                               503                                     503
 Accrued investment income          596       (524)                          72
 Receivables                      3,087     (2,311)                         776
 Reinsurance recoverable         13,761      9,553   (a)                 23,314
 Prepaid reinsurance premiums    10,926     39,876   (a)                 50,802
 Deferred policy acquisition
    costs                        16,877                  ($16,849)  (b)      28
 Property and equipment           2,074                                   2,074
 Other real estate                1,012                                   1,012
 Other assets                     1,495        (20)          (804)  (b)     671
                                $91,490    $10,813       ($17,653)      $84,650

 Liabilities, Redeemable Preferred
 Stock and Shareholders  Equity
 Liabilities:
      Future policy benefits    $21,074              (a)                $21,074
      Unearned premiums          51,836              (a)                 51,836
      Other policy claims and
        benefits payable          2,482              (a)                  2,482
      Other liabilities           4,111     ($2,794)         $401   (c)   1,718
      Income taxes:
           Current                   21                      (136)  (c)     239
                                                              354   (d)
           Deferred                  49                      (110)  (d)       7
                                                               68   (e)

                                 79,573      (2,794)          577        77,356

 Redeemable preferred stock:
      Series A, 8 1/2%
        cumulative convertible,
        net of treasury stock     4,679                                   4,679

 Shareholders  equity:
    Common stock                     30                                      30
    Capital in excess of
     stated value                 7,989                                   7,989
    Net unrealized appreciation
     of debt and equity
                  securities        230             (217)                    13
    Retained earnings               460           13,824     (18,230)    (3,946)
    Treasury stock               (1,471)                                 (1,471)
                                  7,238           13,607     (18,230)     2,615

                                $91,490          $10,813    ($17,653)   $84,650


          CONSUMERS FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AT SEPTEMBER 30, 1997
                            (UNAUDITED)

(a)  T o   reflect  the  assets  and  liabilities  transferred
     pursuant to the sale, through reinsurance, of the Company s inforce credit insurance business and the sale of the Company s Arizona-domiciled reinsurance subsidiary. In accordance with the provisions of Financial Accounting Standards Board Statement No. 113, the reinsured liabilities for future policy benefits, unearned premiums and unpaid claims are classified in the Proforma Consolidated Balance Sheet with Reinsurance Recoverable and Prepaid Reinsurance Premiums rather than as offsets to the respective liabilities.

(b) To reflect the write-off of deferred policy acquisition costs and certain intangible assets related to the credit insurance business sold to LOTS.

(c)  T o    r eflect  the  after-tax  cost  of  severance  pay
     obligations owed to terminated employees.

(d) To reflect the additional current income tax liability resulting from the sale transaction and the elimination of deferred tax liabilities associated with the reversal of temporary differences between financial statement and tax bases of assets and liabilities transferred.

(e)  To reflect the elimination of certain deferred tax assets.

          CONSUMERS FINANCIAL CORPORATION AND SUBSIDIARIES
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    YEAR ENDED DECEMBER 31, 1996
                            (UNAUDITED)

                                                                Pro Forma  Adjustments
 (in thousands, except per share                            Automotive
 data)                                                       Resource
                                          Historical         Division          Other             Pro Forma


 Revenues:                                                     (a)
    Premiums written                         $30,350          ($29,997)                                $353
    Decrease in unearned premiums              1,765            (1,701)                                  64


    Gross premium income                      32,115           (31,698)                                 417
    Less reinsurance ceded                   (11,689)           11,689                                    0


    Net premium income                        20,426           (20,009)                                 417
    Net investment income                      2,087            (2,028)             $9    (b)            68
    Net realized investment losses              (160)                                                  (160)
    Fees and other income                      1,325            (1,290)            452    (b)           487

                                              23,678           (23,327)            461                  812
 Benefits and expenses:
   Death and other benefits                   11,698           (11,118)                                 580

   Amortization of deferred policy
     acquisition costs                        10,134           (10,122)                                  12
   Operating expenses                          5,380            (4,492)          1,139    (c)         2,428
                                                                                   401    (d)

                                              27,212           (25,732)          1,540                3,020

 Income (loss) before income taxes            (3,534)            2,405          (1,079)              (2,208)

 Income tax expense (benefit)                   (828)              564             154    (b)          (471)
                                                                                  (267)   (c)
                                                                                   (94)   (d)
 Income (loss) from

   continuing operations                      (2,706)            1,841            (872)              (1,737)


          CONSUMERS FINANCIAL CORPORATION AND SUBSIDIARIES
     PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (CONTINUED)
                    YEAR ENDED DECEMBER 31, 1996
                               (UNAUDITED)

                                                                   Pro Forma  Adjustments

                                                                   Automotive
                                                                    Resource
 (IN THOUSANDS, EXCEPT PER SHARE DATA)            Historical        Division         Other         Pro Forma

 Income (loss) per common and common
   equivalent share:
     Loss from continuing operations                  ($1.20)                                         ($0.83)
     Weighted average number of shares
     outstanding                                      2,614                                           2,614



     Loss per common share - assuming

       full dilution                                   *                                               *
       * Anti-dilutive




 Cash dividends declared per common share            None                                             None


(a) To eliminate the after-tax operating income of the Automotive Resource Division for the year.

(b) To reflect the after-tax effect of fee revenues to be received from LOTS for the sale of the credit insurance and fee income accounts.

(c) To reflect continuing overhead and other corporate costs allocated to the Automotive Resource Division's operating results. Such costs will not be eliminated as a result of the Sale of Assets.

(d) To reflect the after-tax cost of severance payments to terminated employees.




          CONSUMERS FINANCIAL CORPORATION AND SUBSIDIARIES
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                NINE MONTHS ENDED SEPTEMBER 30, 1997
                                 (UNAUDITED)


                                                 Pro Forma  Adjustments
 (in thousands,                            Automotive
  except per share data)                   Resource
                             Historical    Division       Other     Pro Forma

 <S

 Revenues:                                   (a)
    Premiums written         $20,535       ($20,562)                     ($27)

    Decrease in
      unearned premiums        2,858         (2,562)                      296


    Gross premium income      23,393        (23,124)                      269
    Less reinsurance ceded    (7,771)         7,771                         0


    Net premium income        15,622        (15,353)                       269

    Net investment income      1,589         (1,443)     $20    (b)        166
    Net realized investment
        gains                    224                                       224

    Fees and other income        903           (729)     307    (b)        481
                              18,338        (17,525)     327             1,140

 Benefits and expenses:
    Death and other
       benefits                9,456         (9,082)                        374

    Amortization of
       deferred policy                            0
      acquisition costs        7,080         (7,072)                          8

    Operating expenses         3,711         (3,465)     745    (c)         991
                              20,247        (19,619)     745              1,373


 Income (loss) before
     income taxes             (1,909)         2,094     (418)              (233)

 Income tax expense
     (benefit)                  (828)           908       104   (b)        (139)
                                                                                      (323)    (c)

 Income (loss) from
   continuing operations      (1,081)         1,186      (199)             (94)


               CONSUMERS FINANCIAL CORPORATION AND SUBSIDIARIES
     PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (CONTINUED)
                NINE MONTHS ENDED SEPTEMBER 30, 1997
                                 (UNAUDITED)


                                                                Pro Forma  Adjustments

                                                              Automotive
 (in thousands, except per share                               Resource
 data)                                       Historical        Division           Other          Pro Forma

 Per share data:

  Loss from continuing operations               ($0.55)                                             ($0.17)


  Weighted average number of shares
    outstanding                                   2,602                                               2,602




 Loss per common share - assuming
    full dilution                                *                                                   *

 * Anti-dilutive



 Cash dividends declared

   per common share                             None                                                None


(a) To eliminate the after-tax operating income of the Automotive Resource Division for the nine month period.

(b) To reflect the after-tax effect of fee revenues to be received from LOTS for the sale of the credit insurance and fee income accounts.


(c) To reflect continuing overhead and other corporate costs allocated to the Automotive Resource Division's operating results. Such costs will not be eliminated as a result of the Sale of Assets.

    SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table presents information as to the beneficial ownership of the Common Stock and Preferred Stock and as of September 30, 1997 for any person known to the Company to hold 5% or more of the Common Stock and Preferred Stock.

                                                          Amount and
 Title                                                    Nature of    Percent
 of         Name and Address of                           Beneficial   of
 Class      Beneficial Owner                              Ownership    Class


 Common     Consumers Financial Corporation
            and Subsidiaries Employee Stock               240,607         8.0 %
            Ownership Plan (ESOP), (1)
            1200 Camp Hill By-Pass, Camp Hill, PA 17011

 Common     Various wholly-owned subsidiaries and         422,955        14.0 %
            affiliates of Consumers Financial Corporation,
            1200  Camp Hill By-Pass, Camp Hill, PA 17011

(1) The Company's Employee Stock Ownership Plan is an employee benefit plan which is subject to the Employee Retirement I n c o m e Security Act of 1974, as amended ("ERISA"). Participating employees of the Company have the power to vote the shares allocated to them under the Plan. The Trustees of the Plan have discretionary investment powers including the power to dispose of the shares.

     The following table sets forth as of September 30, 1997, the number of shares of the Common Stock and Preferred Stock beneficially owned by (a) each Director; (b) each executive officer who is not a director; and (c) all Directors and executive officers as a group.


                                                Amount and
                                                Nature of          Percent
 TITLE OF             Name of                   Beneficial         of
 CLASS                Beneficial Owner          Ownership (1)      Class
                                  (a)
 Common               Groninger, John E.          57,521 (2)        1.9
 Preferred                                        22,410 (3)        4.4
 Common               Guida, Leon A.                3,000            *

 Common               Kremer, Edward J.             1,607            *

 Common               Little, Jr., Robert G.        9,143 (4)        *
 Preferred                                            218 (4)        *
 Common               Martz, Sterling P.            4,000 (4)        *
 Preferred                                          1,400 (4)        *

 Common               Robertson, James C.          99,775           3.3
 Preferred                                          5,235 (5)       1.0

                                    (b)
 Common               Byrnes, Ralph R.             73,030 (6)(7)     2.4
 Common               Walsh, Jr., William J.       62,811 (8)        2.1

 Common               Zullinger, R. Fredric        54,521 (9)        1.8


                                    (c)
 Common               Directors and               365,408 (10)      11.8
 Preferred            Executive                    29,263            5.7
                      Officers as a Group
                      (9 individuals)


* Denotes less than 1%

(1) Except where otherwise indicated, the beneficial owner of the shares exercises sole voting and investment power.

(2)  Includes 42,542 shares owned by Mr. Groninger's wife.

(3)  Includes 1,000 shares owned by Mr. Groninger's wife.

(4) Shared investment and voting power with their spouses for the shares indicated.

(5)  Includes 700 shares owned by Mr. Robertson's wife.

(6) Includes 31,720 shares for which Mr. Byrnes has voting power as to shares held for him in the Employee Stock Ownership Plan and 25,000 shares that are acquirable through the exercise of stock options and stock appreciation rights.

(7) Mr. Byrnes resigned as an employee of the Company effective January 1, 1998 and became an employee of LOTS at that time.

(8) Includes 21,284 shares for which Mr. Walsh has voting power as to shares held for him in the Employee Stock Ownership Plan and 25,000 shares that are acquirable through the exercise of stock options and stock appreciation rights.

(9) Includes 14,835 shares for which Mr. Zullinger has voting power as to shares held for him in the Employee Stock Ownership Plan and 25,000 shares that are acquirable through the exercise of stock options and stock appreciation rights.

(10) Includes shares that are acquirable through the exercise of stock options and SAR s.

                         FEES AND EXPENSES

     All expenses in connection with solicitation of proxies will be borne by the Company. The Company will pay brokers, nominees, fiduciaries or other custodians their reasonable expenses for sending proxy materials to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies primarily by mail, but Directors, officers and other employees of the Company may also solicit proxies in person, by telephone, by telegraph or otherwise. With certain limited exceptions, all of the fees and expenses (including investment banking, legal and accounting fees and other expenses) of the Sale of Assets will be paid by the party incurring such fees and expenses, whether or not the Sale of Assets is consummated. See
 Sale of Assets: Termination, Amendment, Fees and Expenses.

   ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q


     A copy of the Company s 1996 Annual Report on Form 10-K and a copy of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (each without exhibits unless such exhibits are specifically incorporated therein by reference) are being mailed along with this Proxy Statement to each shareholder of record. Shareholders not receiving a copy of such Annual Report or Quarterly Report may obtain one without charge by writing or calling the Secretary, Consumers Financial Corporation, 1200 Camp Hill By-Pass, [P.O. Box 26 (17001-0026)], Camp Hill, PA 17011-
3744, telephone (717) 730-6320.

          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company s Annual Report on Form 10-K for the year ended December 31, 1996, Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 and Current Reports on Form 8-K dated April 8, May 8, and August 11, 1997, respectively, have been filed with the Commission under the Securities Exchange Act of 1934, as amended (the Exchange Act ) and are incorporated herein by reference. The Company's SEC file number is 0-2616.

     The information relating to the Company contained in this Proxy Statement does not purport to be comprehensive and should be read together with the information in the documents incorporated by reference herein. All documents filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Proxy Statement is qualified in its entirety by the information and c o n solidated financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

     No person is authorized to give any information or to make any representations with respect to the matters described in this Proxy Statement other than those contained herein or in the documents i n c orporated by reference herein. Any information or representations with respect to such matters not contained herein or therein must not be relied upon as having been authorized by the Company. The delivery of this Proxy Statement shall not under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the i n f o rmation in this Proxy Statement or in the documents incorporated by reference herein is correct as of any time subsequent to the date hereof or thereof.

     The Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. These documents (other than exhibits to such documents, unless such exhibits are specifically incorporated therein by reference) are available, without charge, to any person, including any beneficial owner of stock of the Company to whom this Proxy Statement is delivered, on written or oral request to the Secretary of the Company, 1200 Camp Hill By-Pass [P. O. Box 26 (17001-0026)], Camp Hill, Pennsylvania, 17011-3744, telephone number (717) 730-6320.

                       AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company can be inspected and copied at the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W.,
Washington, D.C. 20549, and at certain regional offices of the Commission located at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such information can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission s home page on the Internet (http://www.sec.gov).

                           LEGAL OPINIONS

     Certain matters relating to the Sale of Assets and the Plan of Liquidation will be passed upon by Duane, Morris & Heckscher, LLP, counsel to the Company. Certain maters relating to the Sale of Assets will be passed upon by Kilpatrick Stockton, LLP, counsel to LOTS.

                        INDEPENDENT AUDITORS

     The consolidated financial statements and schedules of the Company and its subsidiaries included in the Company s Annual Report on Form 10-K as of December 31, 1996, are incorporated by reference in this Proxy Statement. Such financial statements are incorporated by reference herein in reliance upon the report of Arthur Anderson LLP ( AA ), and upon the authority of said firm as experts in accounting and auditing. Representatives of AA are expected to be present at the Special Meeting and will have an opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate shareholder questions.

     On November 26, 1996, E&Y advised the Company that it could no longer continue as the Company s independent auditors, and that it could not perform the audit of the Company s 1996 financial statements. E&Y made this determination because it had provided certain financial advisory services to the Company in connection with the Company s efforts to sell or merge its business operations. These services, in E&Y s judgment, impaired the firm s independence as it relates to the Company s 1996 financial statements. E&Y further advised the Company that its independence with respect to the Company s 1995 financial statements was not impaired; however E&Y recommended that the Company retain new auditors to re-audit the 1995 financial statements at E&Y s expense in order to avoid any delays that might otherwise arise in the filing and review of a Proxy Statement relating to the proposed LaSalle merger or periodic reports to be filed thereafter.
     E&Y s report on the Company s financial statements for 1994 did not contain an adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles. E&Y s decision that it could not perform t h e audit of the Company s 1996 financial statements was acknowledged by the Audit Committee of the Company s Board of Directors on November 26, 1996. On the same date, the Audit Committee retained Arthur Andersen LLP to perform the audit of the Company s 1996 financial statements and the re-audit of the 1995 financial statements.


     Prior to November 1996, neither the Company nor anyone acting on its behalf consulted Arthur Andersen regarding (i) either the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company s financial statements, and neither a written report nor oral advice was provided to the Company which Arthur Andersen concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement with E&Y (no such disagreement existed) or as to a reportable event.

                                OTHER BUSINESS

     The management of the Company knows of no matter other than the approval of the Sale of Assets and the Plan of Liquidation to be brought before the Special Meeting, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

     The foregoing Notice and Proxy Statement are sent by order of the Board of Directors.



                                        JAMES C. ROBERTSON
                                        PRESIDENT and
                                        CHIEF EXECUTIVE OFFICER

Dated: February ___, 1998



                  CONSUMERS FINANCIAL CORPORATION      COMMON STOCK

                  SPECIAL MEETING OF SHAREHOLDERS







               FIRST ADDRESS LINE
               2ND LINE
               3RD LINE
               4TH LINE
               5TH LINE



PLEASE VOTE YOUR SHARES, SIGN AND RETURN THE BOTTOM PORTION OF THIS
PROXY CARD.
                  A POSTPAID ENVELOPE IS ENCLOSED.

                             TEAR HERE
-------------------------------------------------------------------
-------------     CONSUMERS FINANCIAL CORPORATION      COMMON STOCK
                               PROXY
                  SPECIAL MEETING OF SHAREHOLDERS

    The undersigned Shareholder(s) of Consumers Financial Corporation, a Pennsylvania corporation, hereby appoint James C. Robertson and R. Fredric Zullinger as Proxies, acting individually or collectively, each with full power of substitution, to vote all shares of Consumers Financial Corporation COMMON STOCK which the undersigned is entitled to vote at the Special Meeting of S h a reholders to be held on March ___, 1998 at Corporate Headquarters, 1200 Camp Hill By-Pass, Camp Hill, Pennsylvania, and at any adjournment(s) thereof.


          NAME OF SHAREHOLDER                     A/C#
          2ND ADS LINE                            NUMBER OF SHS:
          3RD ADS LINE                            SS#
          4TH ADS LINE
          5TH LINE (IF NECESSARY)


  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

Every properly signed proxy will be voted in accordance with the specifications made thereon. If not otherwise specified, this Proxy will be voted FOR the Sale of Assets and FOR the Plan of Liquidation. In addition, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(1) To consider and vote upon the approval of the sale of the inforce credit insurance business and the related transfer of certain assets of the Company to Life of the South Corporation, a Georgia corporation (the Sale of Assets ), as described in the Asset Purchase Agreement (the Asset Purchase Agreement ), by and among the Company, Consumers Life Insurance Company, a wholly-owned subsidiary of the Company, Investors Fidelity Life Assurance Corp., a wholly-owned subsidiary of Consumers Life Insurance Company, and Life of the South Corporation dated December 30, 1997, a copy of which is attached as Appendix 1 to the Proxy Statement.

          FOR                 AGAINST                  ABSTAIN

(2) To consider and vote upon the approval and adoption of the Consumers Financial Corporation Plan of Liquidation and Dissolution, a copy of which is attached as Appendix 2 to the Proxy Statement (the Plan of Liquidation ), pursuant to which the Company will be voluntarily liquidated and dissolved in accordance with Subchapter F of Chapter 19 of the Pennsylvania Business Corporation Law of 1988, as amended ( PBCL ) and Section 331 of the Internal Revenue Code of 1986, as amended; provided, however, that the Board of Directors may determine to proceed under Subchapter H of Chapter 19 of the PBCL prior to the filing of the Articles of Dissolution with the Pennsylvania Department of State, notwithstanding the adoption by the shareholders of this resolution.

          FOR                 AGAINST                  ABSTAIN

(3) To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.


SIGNATURE(S)                  /                   Dated:    , 1998
Please sign exactly as your name(s) appears hereon. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If a corporation, sign the full corporate name by an authorized officer. If a partnership, sign in partnership name by an authorized person.

  PLEASE SIGN AND RETURN THIS PORTION PROMPTLY, USING THE ENCLOSED
ENVELOPE.

                  CONSUMERS FINANCIAL CORPORATION   PREFERRED STOCK

                  SPECIAL MEETING OF SHAREHOLDERS







               FIRST ADDRESS LINE
               2ND LINE
               3RD LINE
               4TH LINE
               5TH LINE




PLEASE VOTE YOUR SHARES, SIGN AND RETURN THE BOTTOM PORTION OF THIS
PROXY CARD.
                  A POSTPAID ENVELOPE IS ENCLOSED.

                             TEAR HERE
-------------------------------------------------------------------
-------------
                  CONSUMERS FINANCIAL CORPORATION   PREFERRED STOCK
                               PROXY
                  SPECIAL MEETING OF SHAREHOLDERS

    The undersigned Shareholder(s) of Consumers Financial Corporation, a Pennsylvania corporation, hereby appoint James C. Robertson and R. Fredric Zullinger as Proxies, acting individually or collectively, each with full power of substitution, to vote all shares of Consumers Financial Corporation PREFERRED STOCK which the undersigned is entitled to vote at the Special Meeting of S h areholders to be held on March ____, 1998 at Corporate Headquarters, 1200 Camp Hill By-Pass, Camp Hill, Pennsylvania, and at any adjournment(s) thereof.


          NAME OF SHAREHOLDER                     A/C#
          2ND ADS LINE                            NUMBER OF SHS:
          3RD ADS LINE                            SS#
          4TH ADS LINE
          5TH LINE (IF NECESSARY)


  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

Every properly signed proxy will be voted in accordance with the specifications made thereon. If not otherwise specified, this Proxy will be voted FOR the Sale of Assets and FOR the Plan of Liquidation. In addition, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(1) To consider and vote upon the approval of the sale of the inforce credit insurance business and the related transfer of certain assets of the Company to Life of the South Corporation, a Georgia corporation (the Sale of Assets ), as described in the Asset Purchase Agreement (the Asset Purchase Agreement ), by and among the Company, Consumers Life Insurance Company, a wholly-owned subsidiary of the Company, Investors Fidelity Life Assurance Corp., a wholly-owned subsidiary of Consumers Life Insurance Company, and Life of the South Corporation dated December 30, 1997, a copy of which is attached as Appendix 1 to the Proxy Statement.

          FOR                 AGAINST                  ABSTAIN

(2) To consider and vote upon the approval and adoption of the Consumers Financial Corporation Plan of Liquidation and Dissolution, a copy of which is attached as Appendix 2 to the Proxy Statement (the Plan of Liquidation ), pursuant to which the Company will be voluntarily liquidated and dissolved in accordance with Subchapter F of Chapter 19 of the Pennsylvania Business Corporation Law of 1988, as amended ( PBCL ) and Section 331 of the Internal Revenue Code of 1986, as amended; provided, however, that the Board of Directors may determine to proceed under Subchapter H of Chapter 19 of the PBCL prior to the filing of the Articles of Dissolution with the Pennsylvania Department of State, notwithstanding the adoption by the shareholders of this resolution.

          FOR                 AGAINST                  ABSTAIN

(3) To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.


SIGNATURE(S)                  /                   Dated:    , 1998
Please sign exactly as your name(s) appears hereon. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If a corporation, sign the full corporate name by an authorized officer. If a partnership, sign in partnership name by an authorized person.

  PLEASE SIGN AND RETURN THIS PORTION PROMPTLY, USING THE ENCLOSED
ENVELOPE.